                                                                  EXHIBIT 10.16
                                      LEASE








                              195 PROPERTY COMPANY,
                                                                        LANDLORD
                                       TO

                                   BOLT, INC.,
                                                                        TENANT


                                    PREMISES:
           THE ENTIRE SEVENTEENTH (17TH) AND NINETEENTH (19TH) FLOORS
                                       AND
                    A PORTION OF THE EIGHTEENTH (18TH) FLOOR
                                       AT
                                  195 BROADWAY,
                            NEW YORK, NEW YORK 10007

                                TABLE OF CONTENTS




                           CAPTION                                          PAGE


ARTICLE  1    Demise, Premises, Term, Rents....................................1
ARTICLE  2    Use..............................................................6
ARTICLE  3    Failure To Give Possession.......................................8
ARTICLE  4    Preparation of the Demised Premises..............................9
ARTICLE  5    Adjustments of Rent.............................................11
ARTICLE  6    Security Deposit................................................22
ARTICLE  7    Subordination, Notice to Lessors and Mortgagees.................26
ARTICLE  8    Quiet Enjoyment.................................................29
ARTICLE  9    Assignment And Subletting.......................................29
ARTICLE  10   Compliance With Laws And Requirements Of Public Authorities.....38
ARTICLE  11   Insurance.......................................................40
ARTICLE  12   Rules And Regulations...........................................44
ARTICLE  13   Tenant's Changes................................................45
ARTICLE  14   Tenant's Property...............................................48
ARTICLE  15   Repairs And Maintenance.........................................50
ARTICLE  16   Electricity.....................................................51
ARTICLE  17   Heat, Ventilating And Air-Conditioning..........................57
ARTICLE  18   Landlord's Other Services.......................................59
ARTICLE  19   Access, Changes In Building Facilities, Name....................61
ARTICLE  20   Notice Of Accidents.............................................63
ARTICLE  21   Non-Liability And Indemnification...............................64
ARTICLE  22   Destruction Or Damage...........................................65
ARTICLE  23   Eminent Domain..................................................67
ARTICLE  24   Surrender; Holdover.............................................69
ARTICLE  25   Conditions Of Limitation........................................70
ARTICLE  26   Re-Entry By Landlord............................................72
ARTICLE  27   Damages.........................................................73
ARTICLE  28   Waiver..........................................................75
ARTICLE  29   No Other Waivers Or Modifications...............................76
ARTICLE  30   Curing Tenant's Defaults, Additional Rent.......................77
ARTICLE  31   Broker..........................................................78

ARTICLE  32   Notices.........................................................78
ARTICLE  33   Estoppel Certificate............................................79
ARTICLE  34   Arbitration.....................................................79
ARTICLE  35   No Other Representations, Construction, Governing Law,
                Consents......................................................80
ARTICLE  36   Parties Bound...................................................81
ARTICLE  37   Certain Definitions And Construction............................81
ARTICLE  38   Adjacent Excavation And Construction; Shoring; Vaults...........82
ARTICLE  39   Renewal Option..................................................82
ARTICLE  40   Real Estate Tax Abatement.......................................85
ARTICLE  41   Additional Space Option.........................................88
ARTICLE  42   Antenna.........................................................92
ARTICLE  43   Storage Space...................................................95
   EXHIBIT A      DESCRIPTION.................................................99
   EXHIBIT B      FLOOR PLANS................................................100
   EXHIBIT C      HEATING, VENTILATING AND AIR-CONDITIONING SYSTEM...........101
   EXHIBIT D      RULES AND REGULATIONS......................................102
   EXHIBIT E      DEFINITIONS................................................106
   EXHIBIT F      CLEANING SPECIFICATIONS....................................109
   EXHIBIT G      CERTIFICATE OF OCCUPANCY...................................111
   EXHIBIT H      FORM OF LETTER OF CREDIT...................................112
   EXHIBIT I      OPTION SPACE...............................................114
   EXHIBIT J      STORAGE SPACE..............................................115



-------------------------
         This Index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following lease or the intent of any provision thereof.

                                      LEASE



         LEASE dated as of February 18, 2000, between 195 PROPERTY COMPANY, a New York partnership, having an office at 101 Park Avenue, New York, New York 10178 (hereinafter referred to as "LANDLORD") and BOLT, INC., a Delaware corporation having an office at 304 Hudson Street, 7th Floor North, New York, New York 10013 (hereinafter referred to as "TENANT").

                                   WITNESSETH:


                                    ARTICLE 1
                          DEMISE, PREMISES, TERM, RENTS

                  1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 195 Broadway, in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the "BUILDING"), on the parcel of land more particularly described in EXHIBIT A (hereinafter referred to as the "LAND"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

                  1.02 The premises hereby leased to Tenant are the seventeenth
(17th) floor (hereinafter referred to as the "17TH PREMISES"), the nineteenth
(19th) floor (hereinafter referred to as the "19TH PREMISES") and a portion of the eighteenth (18th) floor (hereinafter referred to as the "18TH PREMISES") of the Building, as shown on the floor plans annexed hereto as EXHIBIT B. Said premises, together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14), constitute and are hereinafter collectively


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
referred to as the "DEMISED PREMISES".

                  1.03 The term of this lease, for which the Demised Premises are hereby leased, shall commence (a) with respect to the 17th Premises, on the date (hereinafter referred to as the "17TH FLOOR COMMENCEMENT DATE") which shall be the day on which "Landlord's Work" (other than the "Lavatory Work") (as such terms are defined in Article 4) in the 17th Premises has been substantially completed (as set forth in Section 4.04) and vacant, broom clean possession of the 17th Premises is available to Tenant and Landlord shall have given Tenant at least five (5) days notice thereof (which notice, notwithstanding anything in this lease to the contrary, may be hand-delivered), (b) with respect to the 18th Premises, on the date (hereinafter referred to as the "18TH FLOOR COMMENCEMENT DATE") which shall be the day on which "Landlord's Work" (other than the "Lavatory Work") (as such terms are defined in Article 4) in or with respect to the 18th Premises has been substantially completed (as set forth in Section 4.04) and vacant, broom clean possession of the 18th Premises is available to Tenant and Landlord shall have given Tenant at least five (5) days notice thereof (which notice, notwithstanding anything in this lease to the contrary, may be hand-delivered) and (c) with respect to the 19th Premises, on the date (hereinafter referred to as the "19TH FLOOR COMMENCEMENT DATE") which shall be the day on which "Landlord's Work" (other than the "Lavatory Work") (as such terms are defined in Article 4) in the 19th Premises has been substantially completed (as set forth in Section 4.04) and vacant, broom clean possession of the 19th Premises is available to Tenant and Landlord shall have given Tenant at least five (5) days notice thereof (which notice, notwithstanding anything in this lease to the contrary, may be hand-delivered), and shall end at noon of the last day of the calendar month in which occurs the day preceding the tenth
(10th) anniversary of the "19th Floor Rent Commencement Date" (as defined in
Section 1.08), which ending date is hereinafter referred to as the "EXPIRATION DATE", or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. Promptly following the 17th Floor Commencement Date, the 18th Floor Commencement Date and the 19th Floor Commencement Date, respectively, the parties hereto (hereinafter sometimes referred to as the "PARTIES") shall enter into a recordable supplementary agreement fixing the dates of the respective Commencement Dates and the Expiration Date and if they cannot agree thereon within fifteen (15) days after Landlord's request therefor, such dates shall be determined by arbitration in the manner provided in Article
34. Pending such determination, the dates designated by Landlord shall control with a retroactive adjustment, if required, if Landlord's designation is determined to be incorrect. The 17th Floor Commencement Date, the 18th Floor Commencement Date and the 19th Floor Commencement Date are sometimes hereinafter individually referred to as a "COMMENCEMENT DATE" and collectively as the "COMMENCEMENT DATES").

                  1.04 The "rents" reserved under this lease, for the term thereof, shall be and consist of:

                           (a) "fixed rent" for the 17th Premises as follows:

                                    (i) $1,091,424.00 per annum ($90,952.00 per
month) from the 17TH FLOOR RENT COMMENCEMENT DATE (as hereafter defined) through the day next preceding the fifth (5th) anniversary of the 17th Floor Rent Commencement Date, both dates inclusive; and

                                    (ii) $1,227,852.00 per annum ($102,321.00
per month) from the fifth (5th) anniversary of the 17th Floor Rent Commencement Date and continuing thereafter throughout the remainder of the initial term of the lease,

all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease, and

                           (b) "fixed rent" for the 18th Premises as follows:

                                    (iii) $746,208.00 per annum ($62,184.00 per
month) from the 18TH FLOOR RENT COMMENCEMENT DATE (as hereafter defined) through the day next preceding the fifth (5th) anniversary of the 18th Floor Rent Commencement Date, both dates inclusive; and

                                    (iv) $839,484.00 per annum ($69,957.00 per
month) from the fifth (5th) anniversary of the 18th Floor Rent Commencement Date and continuing thereafter throughout the remainder of the initial term of the lease,

all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease, and

                           (c) "fixed rent" for the 19th Premises as follows:

                                    (i) $1,116,928.00 per annum ($93,077.33 per
month) from the 19TH FLOOR RENT COMMENCEMENT DATE (as hereafter defined) through the day next preceding the fifth (5th) anniversary of the 19th Floor Rent Commencement Date, both dates inclusive; and

                                    (ii) $1,256,544.00 per annum ($104,712.00
per month) from the fifth (5th) anniversary of the 19th Floor Rent Commencement Date and continuing thereafter throughout the remainder of the initial term of the lease,

all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease, and

                           (d) "ADDITIONAL RENT" for the Demised Premises
consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

                  1.05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

                  1.06 If the 17th Floor Rent Commencement Date, the 18th Floor Rent Commencement Date or the 19th Floor Rent Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the fixed rent for such calendar month shall be prorated.

                  1.07 Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Land and Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees, at no cost or expense to Tenant (other than de minimus legal fees or other expenses), to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section l.07 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Land and Building.

                  1.08 For purposes of this lease, (a) the term 17TH FLOOR RENT COMMENCEMENT DATE shall mean the date which is the four (4) month anniversary of the 17th Floor Commencement Date, it being agreed and understood that Tenant shall have no obligation to pay any fixed rent as to the 17th Premises during the period from the 17th Floor Commencement Date to the 17th Floor Rent Commencement Date (hereinafter referred to as the "17TH FLOOR ABATEMENT PERIOD"), (b) the term 18TH FLOOR RENT COMMENCEMENT DATE shall mean the date which is the four (4) month anniversary of the 18th Floor Commencement Date, it being agreed and understood that Tenant shall have no obligation to pay any fixed rent as to the 18th Premises during the period from the 18th Floor Commencement Date to the 18th Floor Rent Commencement Date (hereinafter referred to as the "18TH FLOOR ABATEMENT PERIOD"), and (c) the term 19TH FLOOR RENT COMMENCEMENT DATE shall mean the date which is the four (4) month anniversary of the 19th Floor Commencement Date, it being agreed and understood that Tenant shall have no obligation to pay any fixed rent as to the 19th Premises during the period from the 19th Floor Commencement Date to the 19th Floor Rent Commencement Date (hereinafter referred to as the "19TH FLOOR ABATEMENT PERIOD"). The 17th Floor Abatement Period, the 18th Floor

Abatement Period and the 19th Floor Abatement Period are sometimes hereinafter individually referred to as an "ABATEMENT PERIOD" and collectively as the "ABATEMENT PERIODS".

                  1.09 Notwithstanding anything in this lease to the contrary, if "Landlord's Work" (other than the "Lavatory Work") (as such terms are defined in Article 4) as to the 17th Premises is not substantially completed (as set forth in Section 4.04) within sixty (60) days (hereinafter referred to as the "17TH PREMISES WORK PERIOD") of the date hereof, then, as Tenant's sole and exclusive right and remedy, the 17th Floor Abatement Period shall be extended by one (1) day for each day (up to thirty (30) days) after the end of the 17th Premises Work Period that said Landlord's Work as to the 17th Premises is not substantially completed and one and one-half (1-1/2) days for each day after the thirtieth (30th) day following the end of the 17th Premises Work Period that said Landlord's Work as to the 17th Premises is not substantially completed. Such extension of the 17th Floor Abatement Period shall not extend the Expiration Date.

                  1.10 Notwithstanding anything in this Lease to the contrary, if "Landlord's Work" (other than the "Lavatory Work") (as such terms are defined in Article 4) as to the 18th Premises is not substantially completed (as set forth in Section 4.04) within sixty (60) days (hereinafter referred to as the "18TH PREMISES WORK PERIOD") of the date hereof, then, as Tenant's sole and exclusive right and remedy, the 18th Floor Abatement Period shall be extended by one (1) day for each day (up to thirty (30) days) after the end of the 18th Premises Work Period that said Landlord's Work as to the 18th Premises is not substantially completed and one and one-half (1-1/2) days for each day after the thirtieth (30th) day following the end of the 18th Premises Work Period that said Landlord's Work as to the 18th Premises is not substantially completed. Such extension of the 18th Floor Abatement Period shall not extend the Expiration Date.

                  1.11 Notwithstanding anything in this lease to the contrary, if "Landlord's Work" (other than the "Lavatory Work") (as such terms are defined in Article 4) as to the 19th Premises is not substantially completed (as set forth in Section 4.04) within the period from May 1, 2000 to July 1, 2000 (hereinafter referred to as the "19TH PREMISES WORK PERIOD"), then, as Tenant's sole and exclusive right and remedy, the 19th Floor Abatement Period shall be extended by one (1) day for each day (up to thirty (30) days) after the end of the 19th Premises Work Period that said Landlord's Work as to the 19th Premises is not substantially completed and one and one-half (1-1/2) days for each day after the thirtieth (30th) day following the end of the 19th Premises Work Period that said Landlord's Work as to the 19th Premises is not substantially completed. Such extension of the 19th Floor Abatement Period shall not extend the Expiration Date. If any existing tenant in any portion of the 19th Premises holds-over beyond May 15, 2000, Landlord agrees to use reasonable efforts to remove such hold-over from the 19th Premises and otherwise obtain possession of the 19th Premises, including, without limitation, the institution and diligent prosecution of holdover proceedings.

                                    ARTICLE 2

                                       USE

                  2.01

                           (a) Tenant and any permitted occupant, subtenant or
assignee of Tenant shall use and occupy the Demised Premises for executive and general offices, and incidental related uses, and for no other purpose.

                           (b) Notwithstanding anything to the contrary
contained above or elsewhere in this Lease, portions of the Demised Premises may be used for the following: (i) installation and operation of one or more pantry areas for reheating but not for cooking, including microwave oven, dwyer unit, one or more refrigerators and other similar equipment and machines for the preparation and storage of food and beverages for Tenant's officers and directors, employees and staff; (ii) sale in the Demised Premises for Tenant's officers and directors, employees, staff and business visitors, by vending machines of any item the sale of which is not prohibited by law, whether by Tenant or third parties; (iii) use of an area of the Demised Premises as a lunchroom for consumption of food and beverages by Tenant's officers and directors, employees, staff and business visitors; (iv) installation and operation in the Demised Premises of electronic data and word processing equipment and business machines and printing and other reproducing equipment;
(v) installation and operation of communication equipment (such as telecopiers, telex and the like); (vi) exercise area (with showers); and (vii) employee lounges.

                  2.02 If any governmental license or permit, other than a Certificate of Occupancy or any other license or permit required for mere occupancy of the Demised Premises for the purposes set forth in Section 2.01(a) shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way adversely affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Upon Tenant's request and at Tenant's expense, Landlord shall join in the application for any licenses, permits, approvals and authorizations (except for an application to change the Certificate of Occupancy) whenever such joining by Landlord shall be required by any governmental agency having jurisdiction.

                  2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building, a true and complete copy of which is annexed hereto as EXHIBIT G.

                  2.04 Landlord shall permit Tenant and its agents to enter upon the 17th Premises and the 18th Premises prior to the Commencement Dates with respect thereto (and the 19th

Premises after any existing tenant vacates, but prior to the Commencement Date with respect thereto) so that Tenant or its agents or architect may perform "Tenant's Work" (as defined in Section 4.03) utilizing its own contractors (to be first approved in writing by Landlord which approval shall not be unreasonably withheld or delayed as hereinafter set forth) and in accordance with plans and specifications as approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed as hereinafter set forth). The approved contractors performing Tenant's Work may perform Tenant's Work at the same time that Landlord's contractors are working in such portions of the Demised Premises, provided, however, that (a) the construction of such portions of the Demised Premises, and all installations required to be made by Landlord therein, shall have reached a point at which, in Landlord's reasonable judgment, the performance of Tenant's Work will not delay or hamper Landlord in the completion of the same and (b) Tenant and its contractors shall work in harmony and shall not interfere with Landlord or Landlord's contractors. Landlord may, at any time, deny access to such portions of the Demised Premises to Tenant and/or to any of its contractors in the event that Landlord shall, in its reasonable discretion, determine that the performance or manner of performance of Tenant's Work interferes with, delays, hampers, or prevents Landlord from proceeding with the completion of Landlord's Work at the earliest possible time. In connection with the foregoing sentence, within twenty-four (24) hours after Landlord's direction (which need not be given in writing and may be given by Landlord or its agents or contractors to Tenant or its agents or contractors), Tenant shall, and cause its contractors to, withdraw from the Building and such portions of the Demised Premises and cease all work being performed by it or on its behalf by any person, firm, or corporation (other than Landlord). Tenant shall pay to Landlord, as additional rent, within ten (10) days after submission to Tenant of a statement therefor, an amount equal to all costs incurred by Landlord in connection with such early entry by Tenant including, without limitation, costs for freight elevator service. All requests for any freight elevator service shall be made by Tenant in writing.

                  2.05 In the event that Tenant or its contractor shall be permitted to enter upon the 17th Premises or the 18th Premises (or the 19th Premises after any existing tenant vacates) prior to the Commencement Dates with respect thereto pursuant to the terms of Section 2.04 above, such entry shall be deemed to be upon all of the terms, provisions and conditions of the Lease, except as to the covenant to pay fixed rent and additional rent. In connection therewith, Tenant and/or its contractors shall provide to Landlord, and shall maintain at all times during the performance of any Tenant's Work, Builder's Risk, worker's compensation, public liability and property damage insurance policies, all of which shall contain limits, be with companies and be in form as required pursuant to Article 11 of this lease. Certificates of the same shall be furnished to Landlord before Tenant or its contractors commence to perform Tenant's Work. Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant's or Tenant's contractors' decorations, fixtures, installations, supplies, materials, or equipment prior to the Commencement Date unless due to the negligence of Landlord or its agents or contractors (it being understood and agreed that Landlord has no obligation to secure same or take any action with respect thereto. Except as set forth in the preceding sentence, any such entry by Tenant and/or its contractors shall be at their sole risk.

                                    ARTICLE 3
                           FAILURE TO GIVE POSSESSION

                  3.01 If the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this lease or for the inclusion of such space by reason of the holding over or retention of possession by any tenant, subtenant or any occupant or for any reason whatsoever, then this lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or the additional space, as the case may be, shall be available for occupancy by Tenant and Tenant shall have been notified thereof by Landlord, in each case, in the manner required pursuant to the terms of this lease, and Tenant shall not be entitled to possession of the Demised Premises or the additional space until the same are so available for occupancy by Tenant; provided, however, except as otherwise expressly set forth herein, Tenant shall have no claim against Landlord and, except as otherwise expressly set forth herein, Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder except as otherwise expressly set forth herein, nor shall the same be construed in any way to extend the term of this lease. Landlord agrees to use reasonable efforts to obtain possession of the Demised Premises or such additional space, including, without limitation, the institution and diligent prosecution of hold-over proceedings, in the event of a holdover. This Section 3.01 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

                                    ARTICLE 4
                       PREPARATION OF THE DEMISED PREMISES

                  4.01 Tenant has fully inspected the Demised Premises and is satisfied with the condition thereof and except for Landlord's performance of "Landlord's Work", as hereinafter defined, Tenant agrees to accept possession of the Demised Premises in their "as is" condition.

                  4.02 Landlord agrees that it shall perform the following items of work, at its expense, as "LANDLORD'S WORK" (all such work to be in accordance with all applicable laws and code compliant):

                           (a) demolish all existing installations in the
Demised Premises including, without limitation, (i) removal of any asbestos or asbestos containing material (and performance of fireproofing, if necessary) in accordance with applicable law and delivery to Tenant of an ACP-5 certificate (sprinkler and HVAC distribution ducts to be left in place) and (ii) removal of all existing low voltage cabling and telephone wire from the Demised Premises (including from existing telephone closets);

                           (b) scrape existing floors of the Demised Premises of
all previous floor finishes and patch existing floors of the Demised Premises, where required, and deliver same in broom clean condition;

                           (c) core walls and base Building partitions of the
Demised Premises to be framed, taped and spackled and, if any free standing columns are damaged by Landlord during demolition, same will be patched as necessary;

                           (d) provide at least two (2) fire alarm points per
floor of the Demised Premises from the Building Class "E" System and a code compliant remote terminal unit or data gathering panel as to the Demised Premises with respect to the Building Class "E" System;

                           (e) repair windows, if necessary;

                           (f) construct a common corridor on the eighteenth
(18th) floor of the Building so as to make said eighteenth (18th) floor a legal multi-tenant floor and erect a demising wall(s) as to the 18th Premises; and

                           (g) renovate existing men's and ladies lavatories on
each floor of the Demised Premises utilizing Building standard finishes, fixtures and equipment, using all new materials, and place same in compliance with The Americans With Disabilities Act of 1990, as amended (the work set forth in this item (g) is hereinafter referred to as the "LAVATORY WORK");

         Notwithstanding anything in this lease to the contrary, the Lavatory Work with respect to each portion of the Demised Premises shall be performed contemporaneously with the performance of "Tenant's Work" (as hereinafter defined) in each such portion of the Demised Premises and shall be coordinated with Tenant's Work and shall be substantially completed on or before the date that is the later to occur of (i) three (3) days prior to the date that Tenant has substantially completed Tenant's Work in the 17th Premises, the 18th Premises, or the 19th Premises, as the case may be, and (ii) eight (8) weeks after (A) the 17th Floor Commencement Date with respect to the 17th Premises,
(B) the 18th Floor Commencement Date with respect to the 18th Premises, and (C) the 19th Floor Commencement Date with respect to the 19th Premises. In the event the Lavatory Work as to any portion of the Demised Premises is not substantially completed as aforesaid, then, as Tenant's sole and exclusive right and remedy, the Abatement Period with respect to such portion of the Demised Premises shall be extended by one (1) day for each day (up to thirty (30) days) after the date the respective Lavatory Work should have been substantially completed and one and one-half (1-1-1/2) days for each day thereafter until the respective Lavatory Work is substantially completed. Any such extension of any Abatement Period or Abatement Periods shall not extend the Expiration Date.

                  4.03 Any other installations, materials or work which may be undertaken by or for the account of Tenant to equip, decorate or furnish the Demised Premises for Tenant's occupancy (hereinafter referred to as "TENANT'S WORK") shall be performed by Tenant, at its sole cost and expense, in accordance with all the terms, covenants and conditions of this lease, including without limitation, Articles 13 and 14 hereof, as if such Tenant's Work was a "Tenant's Change" as defined in Article 13.

                  4.04 Landlord's Work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises or the performance of Tenant's Work. Within ten (10) days after notice from Tenant, Landlord shall promptly commence, and thereafter diligently complete, any incomplete items of Landlord's Work.

                  4.05 If and when Tenant shall take actual possession of each portion of the Demised Premises after substantial completion of Landlord's Work (other than the Lavatory Work) with respect thereto to prepare the same for Tenant's occupancy, it shall be conclusively presumed that, except for the performance by Landlord of the Lavatory Work, the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) business days after the respective Commencement Date as to such portion of the Demised Premises Tenant shall give Landlord notice specifying the respects in which such portion of the Demised Premises were not in satisfactory condition. Subject to the rights of existing tenants in the Building and to the extent permitted under, and in accordance with, the terms of leases with such existing tenants, Landlord agrees to cooperate with Tenant with respect to the installation of electrical wiring (or other similar items of Tenant's Work) for the 17th Premises in the ceiling between the 17th Premises and the sixteenth (16th) floor below. In connection with the installation of such electrical wiring (or other similar items of Tenant's Work), Landlord agrees to exercise its right of access to such ceiling on behalf of Tenant and Tenant agrees to do any work with respect to such electrical wiring (or other similar items of Tenant's Work) on an after-hours basis if necessary and to engage security guard services at Tenant's expense if required by any of the other tenants in the Building.

                                    ARTICLE 5
                               ADJUSTMENTS OF RENT

                  5.01 TAX ESCALATION. For the purpose of Sections 5.01-5.06:

                           (a) "TAXES" shall mean the real estate taxes and
assessments and special assessments imposed upon the Building and the Land including, without limitation, any assessments for public improvement or benefit to the Building or Land, or the locality in which the Land is situated, such as Business Improvement District taxes and assessments. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

The term "Taxes" shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for any tax or increase therein which would otherwise constitute "Taxes", as defined in the first sentence of paragraph (a), in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term "Taxes" but any such income or similar tax shall be computed as if the Building and the Land were the only property of Landlord. The term "Taxes" shall not include late charges or penalties.

Notwithstanding the provisions of Article 40 of this lease, the Taxes for the "Base Tax Year" and any subsequent "Tax Year" (as such terms are hereafter defined) shall not be deemed to be reduced as a result of any Abatement (as defined in Article 40).

If, by law, any assessment may be paid in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Taxes, for each Tax year in which such installments may be paid, the installments of such assessment so becoming payable during such Tax Year, together with any interest thereon payable during such Tax Year.

Anything herein contained to the contrary notwithstanding, Taxes shall not include any assessment or real estate taxes on any expansion of the Building which is constructed or completed after the 17th Floor Commencement Date of this lease.

                           (b) "BASE TAX YEAR" shall mean fiscal years July 1,
1999 to June 30, 2000 and July 1, 2000 to June 30, 2001, inclusive;

                           (c) "BASE TAX RATE" shall mean the average Taxes, as
finally determined, for the two fiscal years comprising the Base Tax Year;

                           (d) "TAX YEAR" shall mean the fiscal year for which
Taxes are levied by the governmental authority;

                           (e) "TENANT'S PROPORTIONATE SHARE" shall mean for
purposes of this lease and all calculations in connection herewith an aggregate 10.552% (3.898% as to the 17th Premises, 2.665% as to the 18th Premises and 3.989% as to the 19th Premises), which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of each portion of the Demised Premises as set forth below (which rentable square foot area as to each portion of the Demised Premises is hereinafter sometimes referred to as the "MULTIPLICATION FACTOR") and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be an aggregate 92,330 rentable square feet comprised of 34,107 rentable square feet as to the 17th Premises, 23,319 rentable square feet as to the 18th Premises and 34,904 rentable square feet as to the 19th Premises, and that the agreed rentable square foot area of the Building shall be deemed to be 875,000 square feet (hereinafter referred to as the "BUILDING AREA"). Notwithstanding the foregoing, Tenant's Proportionate Share shall be based only on those portions of the Demised Premises as to which this lease has commenced.

                           (f) "TENANT'S PROJECTED SHARE OF TAXES" shall mean
the Tax Payment (as hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

                  5.02 If the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the "TAX PAYMENT"). The Tax Payment and the Base Tax Rate shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease as to each portion of the Demised Premises. After Landlord has furnished Tenant with written demand for the Tax Payment, which demand shall be accompanied by a copy of the tax bill along with Landlord's computation of the Tax Payment, Tenant shall pay Landlord, with the monthly installments of rent due on June 1 and December 1 of each such Tax Year, an amount equal to one-half (1/2) of the total sum of the Tax Payment for such Tax Year, until such time as a new demand (and said accompanying information) for a subsequent Tax Year shall become effective. If a demand and accompanying information are furnished to Tenant after the commencement of the Tax Year in respect of which such demand is made, Tenant shall, within twenty
(20) days after the date of receipt by Tenant of a request by Landlord for such payment, pay to Landlord an amount equal to those installments of the total Tax Payment payable as provided in the preceding sentence. If, during the term of this lease, Taxes are required to be paid in full or in quarterly or other installments, on any other date or dates than as presently required, then Tenant's installments of its Tax Payment shall be correspondingly modified so that said payments are due twenty (20) days after the date of receipt by Tenant of a request by Landlord for such payment.

                  5.03 Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

                  5.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate Share of increases in Taxes then either (a) Landlord shall, in the event a rebate is obtained, return Tenant's Proportionate Share of such rebate to Tenant after deducting Landlord's reasonable expenses (unless Tenant has already paid Tenant's Proportionate Share of the Tax Expenses), including without limitation, reasonable attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as "TAX EXPENSES"), or, (b) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, within fifteen (15) days after written request, Tenant's Proportionate Share of such Tax Expenses.

                  5.05 Commencing with the first Tax Year after Landlord shall be entitled to receive a Tax Payment, Tenant, at Landlord's option and upon notice from Landlord, shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of
Section 5.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 5.02, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section
5.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the next payment of Tenant's Projected Share of Taxes due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount of any difference to Tenant.

                  5.06

                           (a) Anything in this Article 5 to the contrary
notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.01 hereof) shall require advance payments from Landlord on account of Taxes, then Tenant will pay Tenant's Proportionate Share of any amounts on account of Taxes required to be paid in advance by Landlord to the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Rate. Any payments to be made by Tenant under this Section 5.06(a) shall be made ten (10) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease and Landlord shall give Tenant at least fifteen (15) days notice of such requirement;

                           (b) Anything in Sections 5.01 through 5.06 to the
contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.01 through 5.06.

                  5.07 EXPENSE ESCALATION. For purposes of this Article:

                           (a) "OPERATING EXPENSES" shall mean any or all
expenses incurred by Landlord in connection with the operation of the Building including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Building (The salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the Borough of Manhattan and if such employees shall service other buildings, only the share of the salaries and benefits representing compensation for work in the Building shall be included in Operating Expenses); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord hereunder or under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of Buildings comparable to the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building;
(vi) the cost of all charges for management, security, cleaning and service contracts for the Building (if no managing agent is employed by Landlord, there shall be included in Operating Expenses a sum equal to 2.5% of all rents, additional rents and other charges collected from tenants or other permitted occupants of the Building) provided, however, that in the event a third-party managing agent is employed by Landlord, the fee payable to such managing agent shall be comparable to those paid by owner of buildings located in downtown Manhattan similar to the Building; (vii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses to the extent of actual savings or reductions only and (viii) the cost incurred, which are non-capital expenditures, except as set forth in (E) below, in connection with the maintenance and repair of the Building. Provision in this lease for an expense item to be Landlord's expense or at Landlord's expense shall not affect the inclusion thereof, to the extent above provided, in Operating Expenses. Operating Expenses shall not include or shall have deducted from them, as the case may be, and as shall be appropriate (A) administrative wages and salaries; (B) renting commissions; (C) franchise taxes or income taxes of Landlord and inheritance, personal property or other taxes imposed on Landlord; (D) Taxes on the Land and Building; (E) expenditures for capital improvements except (l) those which under generally accepted accounting principles consistently applied as applied to the real estate industry are expensed or regarded as deferred expenses and (2) for capital improvements required by any law and/or requirements of public authority enacted after the date of this lease or any modifications or amendments of presently existing laws and/or requirements of public authority enacted after the date of this lease or required in order to cause the Building to remain in compliance with any presently existing law and/or requirement (but in no event including costs incurred in connection with the making of capital improvements in order to comply with existing laws and/or requirements of public authority to the extent that the Building is not, as of the date hereof, in compliance with such existing laws and/or requirements) or (3) for capital improvements which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, amortized on a straight line basis, over the useful life thereof as determined in accordance with generally accepted accounting principles consistently applied (except that, with respect to a capital improvement which is of the type specified in clause (3), such cost shall be amortized on a straight line basis over such period of time as Landlord reasonably estimates such savings in Operating Expenses will equal Landlord's cost for such capital improvement provided that the amount to be included in Operating Expenses in any Operational Year shall not exceed the savings in Operating Expenses for any such Operational Year), with an interest factor in any of such cases equal to two (2%) percent above the prime rate (hereinafter referred to as the "BASE RATE") of The Chase Manhattan Bank (or Citibank, N.A. if The Chase Manhattan Bank shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of Landlord's having incurred said expenditure;

         Additionally, Operating Expenses shall not include or shall have deducted from them, as the case may be, and as shall be appropriate, the following except to the extent specifically permitted by a specific exception to the following:

                           1.       depreciation;

                           2.       interest on, and amortization of, mortgages
and any recording or mortgage tax or expense in connection therewith and other debt service with respect to any other loan, secured or unsecured;

                           3.       leasehold improvements (including painting)
made for tenants of the Building or made in order to prepare for occupancy by a new tenant or any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of such leasehold improvements, including any fees or services incurred in connection with the performance of such work;

                           4.       financing costs in connection with any
financing or refinancing of the Building or of any other loan, secured or unsecured, including, without limitation, points, commitment fees, broker's fees, and legal fees and expenses;

                           5.       the cost of repairs or restoration
necessitated by fire or other casualty or any condemnation;

                           6.       the cost of any items from which Landlord is
reimbursed or has the right to be reimbursed by insurance (or would have been reimbursed had Landlord maintained the insurance required hereunder or under any superior lease or superior mortgage or, if not required under any superior lease or superior mortgage, then to the extent such insurance is carried by owners of buildings comparable to the Building), by other tenants of the Building (except pursuant to provisions similar to Sections 5.07-5.11 hereof or other escalation provisions designed to reimburse Landlord for increases in the cost of operating the Building), by warranty, by award in condemnation or otherwise compensated;

                           7.       the cost of any work or service performed
for or made available to any tenant or other occupant of the Building (other than Tenant) to a greater extent or in a more favorable manner than that furnished generally, without additional expense, to the tenants and other occupants of the Building (including Tenant);

                           8.       Rent and other amounts payable under any
ground, superior leases as defined in Section 7.01;

                           9.       the cost of any electric current furnished
to the Demised Premises or any areas of the Building occupied by tenants for purposes other than operation of building equipment or machinery or the lighting of toilets, shaftways or building machinery or fan rooms;

                           10.      salaries, compensation or other benefits
paid in respect of officers and executives of Landlord above the level of building manager;

                           11.      any cost stated in Operating Expenses
representing an amount paid to a Landlord-related corporation or entity which is in excess of the amount which would be paid in the absence of such relationship;

                           12.      advertising and promotional expenses of the
Building;

                           13.      the cost of installing, operating and
maintaining (to the extent such operating and maintenance costs exceed such costs for operating and maintaining office space) any specialty use or installation such as (but not limited to) an observatory, broadcasting facilities, luncheon club, athletic or recreational club, theater, rehearsal hall, art gallery or garage including, without limitation, any compensation paid to clerks, attendants or other persons;

                           14.      auditing fees, other than auditing fees in
connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

                           15.      the cost of correcting defects in the
construction of the Building or in the Building equipment, except that conditions (not occasioned by construction or equipment defects) resulting from ordinary wear and tear shall not be deemed defects for the purpose of this category;

                           16.      cost of any repair made by Landlord to
remedy damage caused by, or resulting from, the negligence or willful act or omission of Landlord, its agents, servants, contractors or employees;

                           17.      any insurance premium to the extent that
Landlord is entitled to be reimbursed therefor by Tenant pursuant to this Lease or by any other occupant of the Building pursuant to its lease except pursuant to provisions similar to Sections 5.07-5.11 hereof or other escalation provisions designed to reimburse Landlord for increases in the cost of operating the Building;

                           18.      legal, architectural, engineering, space
planner's and other professional fees and expenses incurred in preparing, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with tenants and other occupants or enforcing lease obligations, including, without limitation, court costs;

                           19.      expenses incurred by Landlord in connection
with the transfer or disposition of the Land or Building or any ground, underlying or overriding lease, including, without limitation, transfer, deed and gains taxes;

                           20.      cost incurred to correct any
misrepresentation by Landlord to Tenant;

                           21.      bad debt loss, rent loss or reserves for
either;

                           22.      costs for sculpture, paintings or other
objects of art;

                           23.      costs incurred by Landlord arising out of
its failure to perform, or breach of, any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease;

                           24.      costs, fines, interest or penalties incurred
by Landlord due to violations of any applicable governmental law, requirement or order;

                           25.      and any late fees, penalties, interest
charges or similar fees incurred by Landlord;

                           26.      costs associated with the operation of the
business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building, costs of any disputes between Landlord and its employees, or building managers;

                           27.      overtime HVAC costs or electricity costs for
other Building tenants;

                           28.      "takeover expenses" (i.e., expenses incurred
by Landlord with respect to the leaseback by Landlord of space either located in another building or in the Building in connection with the leasing of space in the Building);

                           29.      any amounts payable by Landlord by way of
indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

                           30.      except as set forth in Section
5.07(a)(E)(2), any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for the obtaining or renewal of a certificate of occupancy for the Building or any space therein;

                           31.      the cost of overtime or other expense to
Landlord in curing its
defaults; and

                           32.      costs incurred in the removal, abatement or
other treatment of asbestos or other materials presently designated as "hazardous" present in the Building or on the Land as of the date of this lease and which materials other than asbestos are required to be removed or otherwise dealt with by Landlord pursuant to applicable laws and/or requirements of governmental authorities in effect as of the date of this lease.

                           33.      the cost of remedying violations of the New
York City Building Code requirements or other legal requirements existing on the date hereof or arising by reason of Landlord's (or its predecessors) failure, prior to the date hereof, to construct, maintain or operate the Building or any part thereof in compliance with such Building Code requirements on other legal requirements and regulations.

Additionally, there shall be deducted from Operating Expenses all amounts received by Landlord through proceeds of insurance or condemnation awards to the extent they are compensation for, or reimbursement of, sums previously included in Operating Expenses hereunder.

If during all or part of the Base Operational Year or any other Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to office portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, or (iii) such tenant is itself obtaining and providing such item of work or service, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

                           (b) "OPERATIONAL YEAR" shall mean each calendar year
or part thereof occurring during the Term of this lease;

                           (c) "BASE OPERATIONAL YEAR" shall mean calendar year
2000;

                           (d) "BASE OPERATING EXPENSES" shall mean Operating
Expenses for the Base Operational Year;

                           (e) "TENANT'S PROJECTED SHARE OF OPERATING EXPENSE"
shall mean (i) Tenant's Operating Expense Payment, if any, for the prior Operating Year divided by (ii) twelve (12), and payable monthly by Tenant to Landlord as additional rent.

                  5.08 After the expiration of the Base Operational Year, Landlord shall furnish Tenant a statement, in reasonable detail, setting forth the aggregate amount of the Operating Expenses for the Base Operational Year. After the expiration of each Operational Year after the Base Operational Year, Landlord shall furnish Tenant a statement in reasonable detail, setting forth the aggregate amount of the Operating Expenses for such Operational Year, each of which statements shall be prepared by an independent certified public accountant. The statement furnished under this Section 5.08 is hereinafter referred to as an "Operating Statement". Landlord will use reasonable efforts to have the Operating Statement furnished within ninety (90) days after the expiration of the Base Operational Year and every Operational Year, as the case may be.

                  5.09 If the Operating Expenses for any Operational Year shall be more than the Base Operating Expenses, Tenant shall pay, as additional rent for such Operational Year, an amount equal to Tenant's Proportionate Share of the amount by which the Operating Expenses for such Operational Year are greater than the Base Operating Expenses. (The amount payable by Tenant is hereinafter referred to as the "OPERATING EXPENSE PAYMENT".) The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the Term of this lease. The Operating Expense Payment shall be payable by Tenant within thirty (30) days after receipt of the Operating Statement.

                  5.10 Commencing with the first Operational Year after Landlord shall be entitled to receive an Operating Expense Payment, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Operating Expenses. If the then Operating Statement furnished by Landlord to Tenant at the end of then Operational Year shall indicate that Tenant's Projected Share of Operating Expenses exceeded the Operating Expense Payment, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder; if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Operating Expenses for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord within thirty (30) days of receipt of a request therefor.

                  5.11

                           (a) Every Operating Statement given by Landlord
pursuant to Section 5.08 shall be conclusive and binding upon Tenant unless (i) within one hundred twenty (120) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying in reasonable detail either the particular respects in which, or the basis upon which, the Operating Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within one hundred eighty
(180) days after receipt of the

Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of rents, if any, resulting from compliance with the Operating Statement. Landlord agrees to grant Tenant reasonable access to Landlord's books and records, during the one hundred eighty (180) day period set forth in Section 5.11(a)(ii) above, for the purpose of verifying Operating Expenses incurred by Landlord and to have and make copies of any and all bills and vouchers relating thereto and subject to reimbursement by Tenant for the cost thereof. Tenant agrees that all information with respect to Operating Expenses to which Tenant is given access shall be held in confidence and Tenant shall require that any agent or outside party it may retain shall agree, in writing, to hold such information in confidence.

                           (b) Anything in Sections 5.07 through 5.12 to the
contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof.

                  5.12 Subject to the further provisions of this Section 5.12, Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and/or the Building for any Tax Year, or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. Within thirty (30) days after receipt by Landlord of an inquiry from Tenant, Landlord will advise Tenant whether or not Landlord intends to contest such Taxes or the assessed valuation of the Land and/or Building for such Tax Year. If tenants of at least seventy-five (75%) percent of the total rentable area of the Building shall, by timely notice to Landlord, request Landlord to do so, Landlord shall institute appropriate proceedings to reduce the Taxes for any Tax Year and use best efforts to effect a reduction therein. If tenants of seventy-five (75%) percent of the total rentable area of the Building request Landlord to do so and Tenant shall be one of such requesting tenants, then Tenant shall pay its proportionate share (according to the relation that the rentable area of the Demised Premises bears to the total rentable area represented by all such requesting tenants) of the reasonable costs and expenses of such proceedings that shall have been instituted at the request of such tenants. In the event that such proceedings shall cover more than one (1) Tax Year, the expenses referred to in this Section
5.12 shall be allocated to each Tax Year involved on the basis of the reduction effectuated. Landlord shall not compromise, cancel, or withdraw such proceedings that shall have been instituted at the request of tenants at seventy-five (75%) percent or more of the total rentable area of the Building, unless it shall have first notified all such requesting tenants of its proposal to do so and shall not have received, within thirty (30) days thereafter, objections in writing from tenants of more than fifty (50%) percent of the total rentable areas represented by such requesting tenants, accompanied by written agreements to reimburse Landlord forthwith for all of its costs and expenses in connection therewith, for which such objectors shall be liable ratably according to their respective rentable areas in relation to the total rentable area represented by all such objectors. Upon receipt of such objections, agreements and reimbursements, Landlord shall transfer the responsibility for such proceedings to said objectors, who may carry on the same in their own names or in Landlord's name, as may be appropriate, at their own expense and shall be entitled to recoupment for all of their costs and expenses from any refund obtained, but not otherwise.

                  5.13 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in this
Article 5, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Landlord's and Tenant's liability for the amounts due to the other under this Article 5 shall survive the expiration of the term of this lease.

                                    ARTICLE 6
                                SECURITY DEPOSIT

                  6.01 Subject to the provisions of Section 6.02, Tenant shall have deposited with Landlord, on or before the date hereof the sum of $4,010,000.00. as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, which default continues after any notice required under this lease and the expiration of any applicable cure period, Landlord may use, apply or retain the whole or any part of the security so deposited or the proceeds of the Letter of Credit (as set forth in Section 6.02 hereof) to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may reasonably expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. The security shall be deposited in a separate interest bearing account segregated from Landlord's funds, in a commercial bank which is a member of the New York Clearing House Association located in the City of New York selected by Landlord and any interest earned thereon (less any administrative fee to which Landlord may be entitled pursuant to applicable law) shall be paid to Tenant annually provided Tenant is not then in default in the observance or performance of any of its obligations under this lease which continues after notice and the expiration of any applicable cure period. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant no later than ten (10) days after the Expiration Date and after delivery of entire possession of the Demised Premises to Landlord. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $4,010,000.00.

                  6.02 In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable, unconditional and transferable (without cost to the beneficiary thereof) Letter of Credit issued by and drawn upon any commercial bank which is a member of the New York Clearing House Association (hereinafter referred to as the "ISSUING BANK") with offices for banking purposes in the City of New York and having a net worth of not less than Five Hundred Million and 00/100 ($500,000,000.00) Dollars, which Letter of Credit shall have a term of not less than one year, be in the form annexed hereto as EXHIBIT H or in such other form and content as is reasonably satisfactory to Landlord, be for the account of Landlord and be in the amount of $4,010,000.00. The Letter of Credit shall provide that:

                                    (i) The Issuing Bank shall pay to Landlord
an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

                                    (ii) The Letter of Credit shall be deemed to
be automatically renewed, without amendment, for consecutive periods of one year each during the term of this Lease, unless the Issuing Bank sends written notice (hereinafter referred to as the "NON-RENEWAL NOTICE") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

                                    (iii) In the event that the Issuing Bank
sends a Non-Renewal Notice, Tenant shall have twenty (20) days to provide Landlord with a substitute Letter of Credit which meets the requirements of this
Section 6.02. In the event that Tenant fails within said twenty (20) day period to provide Landlord with a substitute Letter of Credit, Landlord, within twenty
(20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Article 6 pending the replacement of such Letter of Credit or Tenant's default hereunder); and

                                    (iv) Upon Landlord's sale of Landlord's
interest in the land and the Building, the Letter of Credit shall be transferable by Landlord as provided in Section 6.03 hereof.

                  6.03 In the event of a sale of Landlord's interest in the Land and the Building, Landlord shall have the right to transfer the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, in accordance with Section 7.105 of the New York General Obligation Law, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit provided that (a) Tenant is given written notice of such sale; (b) the vendee or lessee, as the case may be, shall, by written agreement, assume all of Landlord's duties and obligations under this Lease with respect to such security and a copy of such assumption agreement shall be delivered to Tenant promptly after the effective date of such sale; and (c) in the event that Landlord transfers cash security, Tenant shall be given notice of the name, address and bank account number where such cash security is deposited. In such event, and subject to the satisfaction of the foregoing requirements, Tenant agrees to look solely to the new Landlord for the return of said cash security or Letter of Credit. In the event that Landlord fails to transfer the cash security or Letter of Credit to a vendee or lessee, Landlord shall return the cash security or Letter of Credit, as the case may be, to Tenant no later than the first business day following the effective date of such sale. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Landlord.

                  6.04 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

                  6.05 Landlord agrees that it will not draw down the proceeds of the Letter of Credit except in the event of a default by Tenant hereunder after the notice required under this Lease and expiration of the applicable cure period or the non-renewal of such Letter of Credit by the Issuing Bank after the expiration of the period provided to Tenant in Section 6.02(iii) to substitute a new Letter of Credit.

                  6.06 In the event that at any time during the term of this lease (a) the net worth of the Issuing Bank shall be less than the minimum amount specified in Section 6.02 as indicated in any filing with the Securities and Exchange Commission, the Federal Reserve Board, the Federal Deposit Insurance Corporation or any other governmental entity, or (b) the Issuing Bank files for protection under any chapter of the United States Bankruptcy Code or the bankruptcy code of the state or country of its formation or is seized by the appropriate regulatory authorities of the State of New York, the United States or the state or nation of its formation and as a result thereof is incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "EXISTING L/C") in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "REPLACEMENT NOTICE") requiring Tenant within thirty (30) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "REPLACEMENT L/C") from an Issuing Bank meeting the qualifications described in Section 6.02. Upon receipt of a Replacement L/C meeting the qualifications of Section 6.02, Landlord shall forthwith return the Existing L/C to Tenant. In the event that a Replacement L/C meeting the qualifications of Section 6.02 is not received by Landlord within the time specified, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with Section
6.01 subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new letter of credit meeting the qualifications of Section 6.02. Tenant shall have the right from time to time and at any time to substitute the Existing L/C with a Letter of Credit meeting the qualifications of Section 6.02.

                  6.07

                                    (a) Notwithstanding anything set forth in
this Article 6 to the contrary, and provided that Tenant is not then in default in the observance or performance of Tenant's obligations under this lease which default continues after any required notice and the expiration of any applicable cure period and Landlord has not previously applied any such security in accordance with the provisions of this Article 6 which has not been restored by Tenant, then, commencing on the first (1st) anniversary of the 19th Floor Rent Commencement Date and on each anniversary thereafter of the 19th Floor Rent Commencement Date (hereinafter individually referred to as an "ANNUAL REDUCTION DATE"), the security deposit (whether in the form of cash or the Letter of Credit) shall be reduced, after ten (10) days' notice from Tenant to Landlord given not sooner than ten (10) days prior to each Annual Reduction Date (hereinafter referred to as a "REDUCTION NOTICE"), by the sum of $401,000.00, but in no event shall the security deposit be reduced below the amount of $401,000.00. No failure by Tenant to give Landlord a Reduction Notice prior to any Annual Reduction Date shall operate to waive or discharge Landlord's obligation to so reduce the security deposit, but Landlord shall have no obligation to reduce the security deposit until twenty (20) days after Tenant shall give the Reduction Notice with respect to such Annual Reduction Date.

                                    (b) If Tenant has deposited the security
deposit in cash, Landlord shall refund to Tenant the amounts by which the security deposit is reduced pursuant to this Section 6.07, on or after the applicable Annual Reduction Date within ten (10) days after receipt of the Reduction Notice. If Tenant has provided a Letter of Credit, then, provided that Tenant tenders to Landlord a replacement Letter of Credit or an amendment to the Letter of Credit (which amendment or replacement must meet the applicable requirements set forth in Section 6.02) for the appropriately reduced amount of the security deposit, Landlord shall exchange the Letter of Credit then held by Landlord for the replacement Letter of Credit tendered by Tenant, or execute the amendment, as applicable.

                                    ARTICLE 7
                 SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

                  7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "SUPERIOR LEASES" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "SUPERIOR MORTGAGES" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a "LESSOR".

                  7.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

                  7.03 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes referred to as "SUCCESSOR LANDLORD") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not be:

                                    (a) liable for any previous act or omission
of Landlord (or its predecessor in interest) under this lease, but such successor shall be obligated to comply with the provisions of this lease from and after such attornment, subject to the further provisions of this Section 7.03;

                                    (b) bound by any previous modification of
this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease unless such approval shall not be required pursuant to such superior mortgage and/or superior lease;

                                    (c) responsible for any monies owing by
Landlord to the credit of Tenant;

                                    (d) subject to any credits, offsets, claims,
counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest) except for any abatements and/or offsets expressly set forth in this lease;

                                    (e) bound by any covenant to undertake or
complete any construction of the Demised Premises or any portion thereof or pay for or reimburse Tenant for any costs incurred in connection with such construction, except for Landlord's Work;

                                    (f) required to account for any security
deposit other than any security deposit actually delivered to the successor landlord;

                                    (g) bound by any obligation to make any
payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises.

                  7.04 If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, or Landlord's estate and interest therein, a lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations or decrease the rights of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building or Landlord's interest therein) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this lease be deemed to materially adversely affect the leasehold interest hereby created.

                  7.05 Notwithstanding anything to the contrary set forth in
Section 7.01 hereof, this lease shall be subject and subordinate to (i) any superior mortgages now existing or made by Landlord subsequent to the date hereof and (ii) any superior leases now existing or entered into by Landlord subsequent to the date hereof, provided that Tenant shall obtain a Subordination, Non-Disturbance and Attornment Agreement (hereinafter referred to as an "SNDA") for the benefit of Tenant from the holders of such superior mortgages or from the lessors under such superior leases which SNDA shall be in form and content then utilized by such holders or lessors, shall not increase Tenant's obligations or reduce Tenant's rights under this lease, and which shall also contain, in substance, the provisions set forth in the subsections (a) and
(b) below:

                                    (a) From the lessor under a superior lease:
An agreement, for the benefit of Tenant, to the effect, inter alia, that as long as Tenant is not in default in the payment of fixed rent or additional rent or any other term, covenant or condition of this lease which continues after any required notice and beyond any applicable cure period set forth in this lease and provided Tenant attorns to such lessor under the terms and provisions of this lease, (i) its rights as Tenant hereunder shall not be affected or terminated, (ii) its possession of the Demised Premises shall not be disturbed,
(iii) no action or proceeding shall be commenced to remove or evict Tenant, and
(iv) this lease shall at all times continue in full force and effect notwithstanding the termination or expiration of the superior lease, prior to the expiration or termination of this lease.

                                    (b) From the holders of superior mortgages:
An agreement, for the benefit of Tenant, to the effect, inter alia, that as long as Tenant is not in default in the payment of fixed rent or additional rent or any other term, covenant or condition of this lease which continues after any required notice and beyond any applicable cure period set forth in this lease,
(i) its rights as Tenant hereunder shall not be terminated and (ii) the possession of Tenant shall not be disturbed by the mortgagee or by any proceedings on the debt which any such superior mortgage secures or by virtue of a right or power contained in any such superior mortgage or the bond or note secured thereby and (iii) that any sale at foreclosure will be subject to this lease.

                  7.06 Landlord represents that as of the date of execution hereof, (i) there are no existing superior mortgages other than that certain mortgage(s) held by 195 Property Funding Co., LLC (hereinafter referred to as "195 PROPERTY FUNDING") and (ii) there are no existing superior leases. Tenant shall receive an SNDA from 195 Property Funding upon the execution and delivery of this lease.

                  7.07 Landlord's inability to obtain any subsequent SNDA (after Tenant receives the SNDA from 195 Property Funding referred to in Section 7.06) shall not adversely affect this lease or Tenant's obligations hereunder.

                                    ARTICLE 8
                                 QUIET ENJOYMENT

                  8.01 So long as this lease is in full force and effect, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations, terms, covenants and conditions of this lease and, as provided in Article 7, to the superior leases and the superior mortgages.

                                    ARTICLE 9
                            ASSIGNMENT AND SUBLETTING

                  9.01 Subject to the further provisions of this Article 9, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance which will be granted or deemed on the same basis as a similar request by Tenant.

                  9.02 If Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a term sheet signed by an officer or principal of Tenant containing all material terms and conditions in connection with the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than 180 days after the giving of such notice,
(b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (hereinafter referred to as "LANDLORD'S OPTION"), (i) sublease such space (hereinafter referred to as the "LEASEBACK SPACE") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises expiring during the last year of the term of this lease). Landlord's Option may be exercised by Landlord by notice to Tenant at any time within twenty (20) days after such notice has been given by Tenant to Landlord; and during such twenty
(20) day period Tenant shall not assign this lease nor sublet such space to any person.

                  9.03 If Landlord exercises Landlord's Option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

                  9.04 If Landlord exercises Landlord's Option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Landlord shall physically separate such part of the Demised Premises from the balance of the Demised Premises and shall comply with any laws and requirements of any public authorities relating to such separation.

                  9.05 If Landlord exercises Landlord's Option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

                                    (a) be expressly subject to all of the
covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                                    (b) be upon the same terms and conditions as
those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                                    (c) give the sublessee the unqualified and
unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease provided such changes, alterations and improvements are of an "office-type" nature, but Tenant shall not be obligated to restore such changes, alterations and improvements;

                                    (d) provide that any assignee or further
subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof of an "office-type" nature and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal and further provided that Tenant shall have no obligation to remove such alterations, decorations and installations or otherwise restore the Leaseback Space at the expiration or sooner termination of this lease; and

                                    (e) also provide that (i) the parties to
such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at it's sole cost and expense, shall make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and shall comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, but Tenant shall not be obligated to restore such changes, alterations and improvements.

                  9.06

                                    (a) If Landlord exercises Landlord's Option
to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

                                    (a) Performance by Landlord, or its
designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease;

                  (b) Tenant shall have no obligation, at the expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord or its designee.

         9.07 In the event Landlord does not exercise Landlord's Option pursuant to Section 9.02 and providing that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, delayed or conditioned and shall be given or denied within the twenty (20) day period set forth in Section 9.02 (it being agreed that in the event that Landlord fails to respond to Tenant within such twenty (20) day period, Tenant shall send to Landlord a notice (hereinafter referred to as the "SECOND NOTICE") which shall state that unless Landlord either grants or denies its consent to the proposed assignment or subletting within ten (10) days after receipt of the Second Notice, Landlord's consent to such assignment or subletting shall be deemed granted, and, in the event Landlord fails to respond to such Second Notice within five (5) days of receipt thereof, Landlord will be deemed to have consented to such assignment or subletting), provided and upon condition that:

                  (a) Tenant shall have complied with the provisions of Section
9.02 and Landlord shall not have exercised Landlord's Option under said Section
9.02 within the time permitted therefor;

                  (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the uses permitted hereunder and
(iii) will not violate any negative covenant as to use contained in any other lease of space in the Building of which Tenant has received prior notice;

                  (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                  (d) Provided Landlord then has space in the Building of comparable size and for at least a comparable term available, neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                  (e) Provided Landlord then has space in the Building of comparable size and for a comparable term available, the proposed assignee or sublessee is not a person with whom Landlord is then actively negotiating to lease space in the Building;

                  (f) The form of the proposed sublease shall comply with the applicable provisions of this Article;

                  (g) There shall not be more than six (6) other separate entities or persons not affiliated with Tenant on any full floor portion of the Demised Premises(and not more than four (4) such entities or persons as to the 18th Premises);

                  (h) The rental and other terms and conditions of the executed sublease are substantially the same in all material respects as those contained in the proposed term sheet furnished to Landlord pursuant to Section 9.02;

                  (i) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the review of any term sheet, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent, whether or not granted;

                  (j) Tenant shall not have (i) advertised (but it may list, upon notice to Landlord) the availability of the Demised Premises without prior notice to and approval by Landlord which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the proposed rental, (ii) advertised (but it may list) the Demised Premises for subletting or assignment, at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other comparable space in the Building; and

                  (k) The sublease shall not allow the use of the Demised Premises or any part thereof for (i) the preparation and/or sale of food for on or off premises consumption except as otherwise expressly permitted by this lease or (ii) use by a foreign or domestic government or governmental agency.

Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 9.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord's Option, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         9.08 In the event that (a) Landlord fails to exercise Landlord's Option and consents (or is deemed to have consented in accordance with the provisions of this Article 9) to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred eighty (180) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section
9.02 before assigning this lease or subletting all or part of the Demised Premises.

         9.09 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

                  (a) no subletting shall be for a term ending later than one day prior to the expiration date of this lease or the "Renewal Term Expiration Date" (as defined in Article 39), provided Tenant has duly exercised the "Renewal Option" (as defined in Article 39) in accordance with the provisions of
Article 39 hereof;

                  (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                  (c) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

         9.10 If Landlord shall give its consent (or shall be deemed to have consented in accordance with the provisions of this Article 9) to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                  (a) in the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "ASSIGNMENT EXPENSES") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

                  (b) in the case of a sublease, an amount equal to 50% of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "SUBLETTING EXPENSES") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such subletting. The sums payable under Sections 9.10(a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant and upon the execution and delivery of such assignment or sublease, as the case may be, Tenant shall provide to Landlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Tenant. In the event of any dispute with respect to the Assignment Expenses or the Subletting Expenses, such dispute shall be determined by arbitration in accordance with the provisions of Article 34 hereof.

         9.11

                  (a) If Tenant is a corporation other than a corporation whose stock is or becomes listed and traded on a nationally or internationally recognized stock exchange (which listing is permitted hereunder), the provisions of 9.01 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant but only where the principal purpose of which is a transfer of this lease as if such transfer of stock (or other mechanism) which results in a change of control of

Tenant were an assignment of this lease, and if Tenant is a partnership or joint venture or other entity, said provisions shall apply with respect to a transfer (by one or more transfers) of an equity interest in such partnership or joint venture or other entity (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests or other interest) which results in a change of control of such partnership or joint venture or other entity but only where the principal purpose of which is a transfer of this lease, as if such transfer of an equity interest in such partnership or joint venture or other entity which results in a change of control of such partnership or joint venture or other entity were an assignment of this lease. Notwithstanding the foregoing, if the principal purpose of any such transaction described in this clause is not the assignment of this lease, no Landlord consent shall be required and the provisions of Sections 9.02, 9.07,
9.08 and 9.10 shall not be applicable thereto.

                  (b) Notwithstanding anything in this lease to the contrary, the provisions of the first sentence of Section 9.01, Landlord's Option, Section 9.07(a)-(f), (h) and (j), Section 9.08 and 9.10 hereof shall not apply to transactions entered into by Tenant with (i) a corporation into or with which Tenant is merged or consolidated or with an entity to which all or substantially all of Tenant's assets are transferred, provided (x) such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) the assignee or successor entity has a net worth (determined in accordance with generally accepted accounting principles consistently applied) at least equal to or in excess of the net worth of Tenant immediately prior to such merger, consolidation or transfer and Landlord has been provided with reasonable proof thereof prior to such transaction or (ii) any entity which is controlled by, under common control with or which controls Tenant (for purposes hereof the term "control" shall have the meaning ascribed to it in Exhibit E).

         9.12 Any assignment or transfer, whether made with Landlord's consent pursuant to Section 9.01 or without Landlord's consent pursuant to Section 9.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed from and after the date of said assignment or transfer and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the originally named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed; if this lease be modified after any such assignment so as to increase Tenant's obligations, then the originally named Tenant, unless it consented to such modification, shall be liable only for the obligations under this lease as same existed prior to such modifications.

         9.13 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

         9.14 The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

         9.15 Tenant hereby agrees that the elevator lobby and public hallways on any floor on which Tenant shall have subleased space to a subtenant shall conform in all respects (including, without limitation, colors schemes) to either (a) the elevator lobby and hallways (if any) on other floors leased to Tenant (if Tenant has leased more than one (l) floor from Landlord) or (b) Landlord's then building standard for elevator lobbies and public hallways on multi-tenanted floors of the Building, or shall otherwise be approved in writing by Landlord, prior to the commencement of work thereon, notwithstanding anything in this lease to the contrary.

         9.16 Notwithstanding anything herein contained to the contrary, Tenant shall have the right to sublet (but only as to one (1) floor), without being subject to Landlord's Option, either the 17th Premises (or portions thereof), the (18th) Premises (or portions thereof) or the 19th Premises (or portions thereof) (but only as to one (1) such floor) during the first three (3) years of this lease for a term to expire no later than the third (3rd) anniversary of the 17th Floor Commencement Date as to the 17th Premises (or portions thereof), the third (3rd) anniversary of the 18th Floor Commencement Date as to the 18th Premises (or portions thereof) or the third (3rd) anniversary of the 19th Floor Commencement Date as to the 19th Premises (or portions thereof), as the case may be, subject in all events to all other terms and provisions of this Article 9.

                                   ARTICLE 10
                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                                       OF
                               PUBLIC AUTHORITIES

         10.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expense, shall comply with all laws and requirements of public authorities which shall, with respect to the Demised

Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein,
(iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

         10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                  (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

                  (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                  (c) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                  (d) Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

         10.03 Tenant shall not knowingly cause or permit "HAZARDOUS MATERIALS" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. The parties agree that nothing contained in this Section 10.03 shall prohibit, and Landlord herewith consents to, Tenant's use and maintenance in the Demised Premises of limited quantities of substances reasonably necessary in the ordinary operation and maintenance of office equipment, provided such substances are used, transported, stored, released, handled, and maintained within the Demised Premises in accordance with all applicable laws and regulations. In the event of a breach of the provisions of this Section 10.03, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises in the manner prescribed for such removal by the applicable law, ordinance, rule or regulation. The provisions of this Section 10.03 shall survive the termination of this lease. Landlord hereby agrees to promptly remove or cause the removal of any Hazardous Materials from the Demised Premises as required by applicable law except with respect to (a) Hazardous Materials required to be removed by Tenant pursuant to this lease and (b) Hazardous Materials which would not be required, by applicable laws, to be removed but for (i) any Tenant's Work or Tenant's Changes (as defined in Article 13), or (ii) any action of Tenant or any of Tenant's agents, employees or contractors. Any such removal by Landlord will be accomplished in such a manner so as to minimize interference with Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 11
                                    INSURANCE

         11.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

         11.02 Tenant covenants to provide on or before the earlier to occur of
(i) the Commencement Date and (ii) ten (10) days from the date of this lease and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

                  (a) A comprehensive policy of liability insurance containing an omnibus named insured provision naming Landlord as an additional insured protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than Five Million ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this lease. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (i) naming Landlord as an additional insured, (ii) specifically referencing the Demised Premises; and
(iii) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this lease;

                  (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's Work located in the Demised Premises or with an agreed amount endorsement providing for full replacement. The provisions of the last sentence of Section 11.02(a) (except for (i)) shall apply with respect to such fire and extended coverage.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification.

         Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance including a certified copy of the endorsement naming Landlord as an additional insured, together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid, Tenant upon reasonable prior notice from Landlord, shall make available to Landlord, at the Demised Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord's cost. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. In addition in the event Tenant fails to provide and keep in force the insurance required by this lease, at the times and for the durations specified in this lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this lease.

         11.03 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge within fifteen (15) days after demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

      In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord shall cause Tenant to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such as insured, Tenant shall pay such additional premium upon demand or Landlord shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Tenant shall have been named as one of the insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

      In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an insured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

      Subject to the foregoing provisions of this Section 11.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease. In the event Landlord elects to self-insure with respect to comprehensive casualty insurance as provided in Section 11.08, Tenant shall be entitled to the same rights with respect to waiver of subrogation as if Landlord was maintaining the insurance set forth in Section 11.08(a).

         11.04 If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

         11.05 Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant under Section 11.02 hereof be increased so that the amount thereof adequately protects Landlord's interest but in no event in excess of the amount that would be required by other office tenants occupying similarly sized space in first-class office buildings in the borough of Manhattan.

         11.06 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 11.03 or the increase in amount of insurance referred to in
Section 11.05, the dispute shall be determined by arbitration.

         11.07 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

         11.08 Landlord shall from and after the date of this lease through the last day of the term hereof, procure and maintain (or cause to be procured or maintained) (a) comprehensive casualty insurance on an "all risk" basis on the Building (exclusive of foundations and footings) in an amount equal to the full replacement value thereof and (b) commercial and general liability insurance having limits of liability of not less than Five Million ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage (One Million ($1,000,000.00) Dollars of which may be primary coverage and the remainder as umbrella coverage). Such insurance shall be issued by good and solvent insurance companies authorized to do business in the State of New York and may be carried under a blanket policy covering the Building and any other buildings or other properties of Landlord, provided that the required amount of coverage is expressly reserved and allocated to the Building, and may contain commercially reasonable deductibles. Notwithstanding anything contained in this Section 11.08 to the contrary, if at any time an "institutional owner" (as such term is hereinafter defined) shall succeed to the rights of Landlord under this lease whether through sale, exchange, lease, possession, foreclosure action, deed in lieu thereof, or otherwise, the obligations of Landlord set forth in this Section 11.08 shall not apply to such institutional owner. For the purposes of this Section 11.08, an "INSTITUTIONAL OWNER" shall mean any bank, savings and loan association, trust company, insurance company, pension fund or similar institutional owner, which, in the ordinary course of its business, owns or operates first-class office buildings and, in connection with such ownership or operation, is self-insured with respect to fire and extended and commercial general liability insurance coverage and which has a "Standard & Poor's" or "Moody's" (or any successor rating service or substitute rating service (if either of the "Standard & Poor's" and "Moody's" services are not then available)) "claims paying ability rating" or "debt rating" of AA or Aa (or better) or a "Best's Insurance" (or any successor rating service or substitute rating service, if "Best's insurance" is not then available) rating of A (or better). If the rating scales of any of such rating services (or their successors or substitutes) are changed, then the required rating shall be that rating which is most nearly comparable to the current rating of "AA" (for Standard & Poor's), "Aa" (for Moody's) or "A" (for Best's Insurance).

                                   ARTICLE 12
                              RULES AND REGULATIONS

         12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as EXHIBIT D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree.

         12.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant. If there is an inconsistency between this lease and any of the Rules and Regulations, the provisions of this lease shall govern.

                                   ARTICLE 13
                                TENANT'S CHANGES

         13.01 Tenant may from time to time during the term of this lease, at its expense, make alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as "CHANGES" and, as applied to changes provided for in this Article, "TENANT'S CHANGES") in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

                  (a) the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

                  (b) no part of the Building outside of the Demised Premises shall be physically affected;

                  (c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased provided, however, that where particular capacities or usages are expressly stated in this lease, Tenant may increase its usage of such specific Building systems but Tenant shall not exceed such stated capacities or usage;

                  (d) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

                  (e) before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and shall submit the names of the contractors or subcontractors who will be performing Tenant's Changes for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Additionally, before proceeding with any Tenant's Changes (i) for which plans and specifications must be submitted to any governmental agency; or (ii) any change to the electrical, sanitary, plumbing or any other Building system, or (iii) which involves any structural change, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval, which approval, with respect to the plans and specifications for the work set forth in subdivision (i) above, shall not be unreasonably withheld, conditioned or delayed. Any objections by Landlord to such plans and specifications must be in reasonably specific detail. In the event that Landlord fails to respond to Tenant within ten (10) business days of Tenant's submission of such plans and specifications,

Tenant shall send to Landlord a notice (hereinafter referred to as the "SECOND NOTICE") which shall state that unless Landlord responds to the submission of such plans and specifications within five (5) business days after receipt of the Second Notice, Landlord's approval of the work set forth in the plans and specifications shall be deemed granted, and, in the event Landlord fails to respond to such Second Notice within five (5) business days of receipt thereof, Landlord will be deemed to have consented to the work set forth in the plans and specifications. Tenant shall, within fifteen (15) days of demand by Landlord, pay to Landlord the reasonable out-of-pocket costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by any third-party architect, engineer and other consultants. With respect to any other changes to be performed by Tenant, Tenant shall submit plans and specifications for information purposes only prior to proceeding with such changes. Tenant agrees that any review or approval by Landlord of any plans and specifications is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. The granting by Landlord of its approval to such plans and specifications shall in no manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with laws and/or requirements of public authorities. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and, with respect to any change (other than Tenant's Work as defined in Article 4) the estimated cost of which equals or exceeds $150,000.00 as certified by Tenant's licensed architect in writing to Landlord delivered prior to the commencement of such change, require Tenant to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change.

                  (f) Notwithstanding anything herein to the contrary, Tenant shall be permitted to furnish and install (i) an internal interconnecting staircase between floors of the Demised Premises (hereinafter referred to as the "STAIRCASE") which shall be furnished and installed in accordance with all of the applicable provisions of this lease as if a Tenant's Change or, but only if and to the extent that an existing private stairwell shaft is available, Tenant may furnish and install a staircase in such shaft between floors of the Demised Premises and may seal off such stairwell shaft below the 17th Premises and above the 19th Premises and (ii) a "UPS" system in the Demised Premises, all in accordance with all of the applicable provisions of this lease as if a Tenant's Change and in accordance with all applicable laws and rules of all governmental authorities having jurisdiction.

         13.02 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using first-class materials and equipment. Upon Tenant's request and at Tenant's sole cost and expense, Landlord shall join in the application for any licenses, permits, approvals and authorizations whenever such action is necessary provided, however, that in no event shall Landlord be obligated to join in any application or otherwise permit a change in the certificate of occupancy for the Building or the Demised Premises. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon, Landlord in the maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in Section 11.02 hereof, in which Landlord and its agents shall be named as parties insured. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 14), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value (unless technology has changed to reduce said value) unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord's request, return same to Landlord. All electrical and plumbing work in connection with Tenant's changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction. Upon the completion of Tenant's Changes, Tenant shall furnish to Landlord a complete set of "as-built" plans and specifications.

         13.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of
Section 10.02.

         13.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, in the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights otherwise available to it under this lease and pursuant to law and equity, shall have the right to a court order granting an injunction against Tenant's manner of exercise of its rights as aforesaid, application for such injunction to be made without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises. All scheduling of the freight elevator shall be done on a non-discriminatory basis.

                                   ARTICLE 14
                                TENANT'S PROPERTY

         14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

         14.02 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as "TENANT'S PROPERTY") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Tenant shall not be required to repair minor damage caused by any removal or to re-sheetrock or re-paint or perform similar repair work necessitated by any such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

         14.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and, except as otherwise expressly set forth in this lease, shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease. Tenant shall not be required to remove or restore any standard office-type installations and Landlord shall, at the time Landlord's consent to installations is given with respect to Tenant installations other than standard office-type alterations, advise Tenant regarding restoration requirements with respect to same. Notwithstanding the foregoing, the restoration of Specialty Installations shall in all events be governed by the provisions of Section 14.05.

         14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

         14.05

                  (a) For purposes of this lease, "SPECIALTY INSTALLATION(S)" shall mean installations consisting of vaults, internal staircases and slab penetration, dumbwaiters, vertical (between floors of the Demised Premises) transportation systems and other installations made by or at the direction of Tenant which penetrate the slabs between the floors of the Demised Premises. Notwithstanding anything in this lease contained to the contrary, upon the Expiration Date or sooner termination of this lease, Tenant shall, at its sole cost and expense, remove all Specialty Installation(s) from the Demised Premises and restore all slab and wall penetrations to the condition that existed prior to such penetrations (such removal and repair work being hereinafter referred to as the "RESTORATION WORK") except that prior to commencing such Restoration Work, Tenant shall notify Landlord thereof and, if Landlord shall advise Tenant, within five (5) days of receipt of such notice, that it wishes any Specialty Installations to remain, Tenant shall not perform Restoration Work with respect to that particular Specialty Installation.

                  (b) Tenant's obligation and liability with respect to the removal of Specialty Installation(s) and the performance of the Restoration Work shall survive the Expiration Date or sooner expiration or termination of this lease.

                                   ARTICLE 15

                             REPAIRS AND MAINTENANCE

         15.01 Tenant shall take good care of the Demised Premises. Tenant, at its expense, but subject to the provisions of Section 11.03, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, but subject to the provisions of
Section 11.03, shall replace all materially damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. All repairs, except for emergency repairs, made by Tenant as provided herein shall be performed by contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Landlord fails to respond to Tenant within ten (10) business days with respect to a request for approval of a contractor or subcontractor, Tenant shall send to Landlord a notice (hereinafter referred to as the "ADDITIONAL NOTICE") which shall state that unless Landlord responds to the request for approval of such contractor or subcontractor within five (5) days after receipt of the Additional Notice, Landlord's approval of such contractor or subcontractor shall be deemed granted and, in the event Landlord fails to respond to such Additional Notice within five (5) days of receipt thereof, Landlord will be deemed to have approved such contractor or subcontractor.

         15.02 Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises and all common areas of the Building, in good working order, condition and repair, consistent with other first-class office buildings in the vicinity of the Building which are approximately the same size and age as the Building, and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

         15.03 Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or changes which, with respect to Landlord, Landlord is required or permitted by this lease, or required by law to make, in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence in making any repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises or access thereto; provided, however, that, except as specified below, Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense (but subject to inclusion as an Operating Expense as defined in Article 5 hereof), shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that (i) results in a denial of access to the Demised Premises, (ii) threatens the health or safety of any occupant of the Demised Premises, or (iii) except in the case of casualty, materially interferes with Tenant's ability to conduct its business in the Demised Premises. In all other cases, at Tenant's request and expense, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, provided that if more than one tenant requests such overtime work, the overtime costs therefore shall be shared pro-rata among such tenants.

                                   ARTICLE 16
                                   ELECTRICITY

         16.01

                  (a) The Building is equipped with risers, feeders and wiring to furnish electric service to the Demised Premises with a capacity of not less than five (5) watts per rentable square foot demand load excluding the Building heat, ventilation and air-conditioning system and which may be distributed, at Tenant's sole cost and expense, to each of the floors comprising the Demised Premises in such proportions as Tenant may elect. Additionally, to the extent not presently installed, a meter system will be furnished and installed by Landlord, at Landlord's expense, to measure the amount of "Usage" (as defined in Section 16.02(a)) solely to the Demised Premises. Where more than one meter measures the amount of Usage, Usage through each meter shall be totalized as if a single meter was in use, and computed and billed in accordance with the provisions of this Article 16;

                  (b) Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the cost and expense of Tenant, if in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or unreasonably interfere with or unreasonably disturb other tenants or occupants. Rigid conduit only will be allowed except that notwithstanding anything to the contrary herein, the wiring for power may be put in armored "BX" cable in accordance with all laws and requirements of public authorities in effect at time of installation. All branch circuit and feeder wiring shall be tagged at each box or panel. Tags must indicate circuit numbers and a complete panel directory must be listed in each panel.

         16.02 For purposes of Sections 16.02 and 16.03:

                  (a) "Usage" shall mean Tenant's actual usage of electricity in the Demised Premises as measured by the aforesaid metering system for each calendar month or such other period as Landlord shall determine during the term of this lease and shall include the quantity and peak demand (kilowatt hours and kilowatts);

                  (b) "Landlord's Rate" shall mean the service classification (including all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other sums payable in respect thereof and all discounts received by Landlord) pursuant to which Landlord purchases electric current for the Building from the public utility company (or its successors) supplying electric current to the Building. Landlord's present service classification is SC4T;

                  (c) "Basic Cost" shall mean the product of (i) Usage multiplied by (ii) Landlord's Rate.

                  (d) "Tenant's Cost" shall mean an amount equal to the sum of
(i) the Basic Cost plus (ii) five (5%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

         16.03 Landlord shall, from time to time but not more often than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for such period. Within fifteen (15) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent. In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, a share of such taxes based upon the ratio that Tenant's Usage bears to the total usage of other tenants or occupants of the Building shall be passed on to, included in the bill to and paid by, Tenant to Landlord, as additional rent.

         16.04 Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements unless due to the willful act or gross negligence of Landlord or its employees or agents.

         16.05 In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises provided such circuits supply the electrical capacity described in Section 16.01.

         16.06 Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this lease.

         16.07

                  (a) In the event the metering system installed in the Demised Premises for the measurement of electricity consumption in the Demised Premises or any alternative submetering system installed by Landlord at a later date, becomes prohibited from use by applicable laws and/or rules of public authorities having jurisdiction or by the public utility providing electrical service to the Building, then Landlord, at its expense, may cause an independent electrical engineer chosen by Landlord or an electrical consulting firm selected by Landlord (hereinafter referred to as the "Electrical Consultant") to survey and determine Usage in, and Basic Cost for, the Demised Premises from time to time, at least once per twelve (12) month period, and the Electrical Consultant shall make such determination using criteria generally accepted in the Metropolitan New York City area and Landlord's Rate in effect at the time, and shall include the quantity and peak demand, for all electricity consumed by Tenant, plus five (5%) percent of the Basic Cost for Landlord's expenses and administration fees. Subject to Section 16.07(b), the determination made by the Electrical Consultant shall be binding on both Landlord and Tenant and such amount shall be deemed Tenant's Cost.

                  (b) The determination of Tenant's Cost by the Electrical Consultant shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within forty-five (45) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article and the Landlord's meter reading records. Tenant's consultant and the Electrical Consultant then shall seek to agree. If they cannot agree within thirty (30) days, they shall choose a third reputable electrical consultant whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling, except that its determination shall not be less than the determination of Tenant's consultant or more than the determination of the Electrical Consultant. (If they cannot agree on such third consultant within ten
(10) days, then either party may apply to


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
the Supreme Court in the County of New York for such appointment). However, pending such controlling determinations, Tenant shall pay to Landlord the amount of additional rent in accordance with the determinations of the Electrical Consultant. If the controlling determinations differ from the Electrical Consultant, then the parties shall promptly make adjustments for any deficiency owed by Tenant or overage paid by Tenant.

         16.08 Landlord shall, at no cost to Tenant, provide reasonably sufficient space in the shafts of the Building, the approximate location of which shall be reasonably acceptable to Landlord and Tenant and which location shall be subject to availability, to allow Tenant, at Tenant's sole cost and expense, to run telephone communication feeders and cables, in conduit, from the telephone frame room in the basement of the Building to the Demised Premises. Such installation shall be performed in accordance with, and subject to, the applicable provisions of this lease, including, without limitation, Article 13 hereof.

         16.09

                  (a) Tenant has advised Landlord that it may require a back-up generator to provide electricity to certain of Tenant's equipment in the Demised Premises in the event of the interruption of electrical service to the Demised Premises. Such back-up generator would necessitate the construction, installation, operation, maintenance and use by Tenant of a generator, together with a fuel tank and related equipment, mountings, supports and conduit (herein collectively referred to as the "GENERATOR"). Subject to the further provisions of this Article 16, upon the request of Tenant, Landlord shall make available to Tenant, for Tenant's own use (and not for resale or sublicensing purposes) space in the Building selected by Landlord (hereinafter referred to as the "GENERATOR AREA") for the Generator at a location designated by Landlord in its sole discretion but reasonably feasible for the installation of a Generator to serve the Demised Premises (but in no event in excess of 2,000 rentable square feet). Landlord shall reserve space in the Building for a Generator Area and in the conduits of the Building for wiring for a period of three (3) months from the date hereof, provided, however, that if Tenant has not notified Landlord within such three (3) month period of its election to install such Generator, Landlord shall have no further obligation to reserve any portion of the Building as a Generator Area for Tenant's use and the use of the Generator Area for such purposes shall be allocated on a "first-come, first served" basis. Tenant's use of the Generator Area of the Building shall be on a non-exclusive basis. In connection with Tenant's use of the Generator Area of the Building and subject to the rights of other tenants, occupants and licensees in the Building, Landlord shall, upon reasonable prior notice to Tenant, make available to Tenant access to the Generator Area for the construction, installation, maintenance, repair, operation and use of the Generator. It is agreed, however, that only Tenant and authorized licensed electrical engineers and electrical contractors approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed), federal, state or local governmental inspectors or persons under their direct supervision will be permitted to have access to the Generator Area. Tenant further agrees to exercise firm control over the people requiring access to the Generator Area in order to keep to a minimum the number of people having access to the Generator Area and the frequency of their visits. Landlord shall provide, to the extent available, reasonably sufficient space in the conduits of the Building to allow Tenant, at Tenant's sole cost and expense, to run electrical wiring from the Generator to the Demised Premises. The specifications of the Generator and fuel tank, including, without limitation, capacity and type of fuel, shall be reasonably satisfactory to Landlord. The installation of the Generator shall constitute a Tenant's Change and shall be performed at Tenant's sole cost and expense in accordance with, and subject to, the provisions of this lease, including, without limitation, Article 13 hereof, and notwithstanding anything herein or in this lease to the contrary, Tenant's right to install the Generator shall be subject to the prior approval by Landlord of plans and specifications for the Generator and the manner in which same is attached to the Generator Area, which approval shall not be unreasonably withheld or delayed. All of the applicable provisions of this lease shall apply to the installation, use, operation and maintenance of the Generator, including, without limitation, provisions relating to compliance with laws, insurance, indemnity, hazardous material, repairs and maintenance. The license granted to Tenant in this Section
16.09 shall not be assignable by Tenant separate and apart from this lease and may not be sublicensed by Tenant.

                  (b) In the event Tenant elects to install a Generator as aforesaid, then from and after the date that the Generator Area is designated by Landlord and is made available to Tenant and continuing thereafter throughout the initial term of this lease, Tenant shall pay to Landlord, as additional rent, on the dates when Tenant is obligated to pay fixed rent, an amount equal to the product of (i) $17.50 and (ii) the rentable square footage of the Generator Area (hereinafter referred to as the "GENERATOR RENT"). In the event Tenant exercises the Renewal Option, the Generator Rent for the Renewal Term shall be determined in the same manner as the Renewal Rent but in no event less than the amount of the Generator Rent payable on the last day of the initial term.

         16.10 Tenant shall install, maintain, operate, repair and use the Generator, all at its sole cost and expense, and in such a manner so as not to cause any interference to other tenants, occupants, licensees or Landlord in the Building or damage to or interference with the operation of the Building or any Building systems.

         16.11 If Tenant is in default under any provision of this Article 16 which continues after notice and the expiration of any applicable cure period then, without limiting Landlord's rights and remedies Landlord may otherwise have under this lease, Tenant, upon written notice from Landlord, shall, at Tenant's sole cost and expense, immediately discontinue its use of the Generator and remove the same from the Generator Area of the Building and the provisions of Section 16.14 with respect to repair of the Generator Area shall apply.

         16.12 Landlord may, at its option, at any time during the term of this lease, after reasonable prior notice to Tenant (except in the event of an emergency when no notice shall be required) relocate the Generator to another area in the Building designated by Landlord, provided that such relocation does not cause the back-up electrical service to be interrupted or impaired and such relocation shall be performed at Landlord's sole cost and expense.


         16.13

                  (a) Landlord shall not have any obligations with respect to the Generator or compliance with any laws or requirements of public authorities relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Generator by any other tenant or occupant of the Building. Landlord makes no representation with respect to the Generator or its capacity or ability to provide back-up electrical service and Tenant agrees that Landlord shall not be liable to Tenant therefor.

                  (b) Any electrical service required for Tenant's use of the Generator shall be paid for by Tenant pursuant to the provisions of Article 16 of this lease.

                  (c) Tenant shall (i) be solely responsible for any damage caused to Landlord or any other entity, person or property as a result of the installation, maintenance or use of the Generator, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any laws and/or requirements of public authorities relating to the installation, maintenance or use of the Generator, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all federal, state or municipal governmental authorities or agencies, and (iv), at its sole cost and expense,
(x) promptly perform all necessary repairs or replacements to, or maintenance of, the Generator, and (y) promptly repair any and all damage to the Generator Area and to any other part of the Building caused by or resulting from the installation, maintenance, repair, operation or removal of the Generator or any portion thereof, except that, at Landlord's option, Landlord may elect to perform such repairs, replacements or maintenance at Tenant's sole cost and expense.

         16.14 Tenant acknowledges and agrees that the privileges granted Tenant under Sections 16.09-16.14 shall merely constitute a license and shall not, now or at any time after the installation of the Generator, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. The license granted to Tenant in Sections 16.09-16.14 shall automatically terminate and expire upon the expiration or earlier termination of this lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination and Tenant shall, at its sole cost and expense, within three (3) months after the expiration or earlier termination of this lease, remove the Generator from the Generator Area and repair any damage to the Generator Area and the Building resulting from such removal so as to place same, as closely as possible, in the same condition as existed prior to the installation of the Generator, normal wear and tear excepted. This obligation shall survive the expiration or sooner termination of this lease. The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the Generator Area.

                                   ARTICLE 17
                     HEAT, VENTILATING AND AIR-CONDITIONING

         17.01 Landlord, at its expense, shall maintain and operate the heating, ventilating and air-conditioning systems (hereafter referred to as the "SYSTEMS") and, subject to energy conservation requirements of governmental authorities, shall furnish heat, ventilating and air-conditioning (hereinafter collectively referred to as the "AIR-CONDITIONING SERVICE") in the Demised Premises through the systems, which shall be in compliance with the performance specifications in EXHIBIT C. Air-conditioning shall be provided from May 15 through October 15 during "REGULAR HOURS" (that is between the hours of 8:00 A.M. and 6:00 P.M.) of "BUSINESS DAYS" (which term is used herein to mean all days except Saturdays, Sundays and days now or hereafter observed by the Federal or New York State government as legal holidays and those now or hereafter designated by the applicable building service union employees service contract or by the applicable Operating Engineers contract) throughout the year. Heating and ventilation shall be provided during other periods of the year as may be required for comfortable occupancy of the Demised Premises during regular hours of business days. If Tenant shall require heating, ventilating or air-conditioning service at any other time (hereinafter referred to as "AFTER HOURS"), Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, and Tenant shall pay to Landlord, within thirty (30) days after receipt of an invoice therefor, the then Building standard charge for such after hours service which presently is $315.00 per hour per zone of the Building Systems which must be operated to provide such after hours service to the portions of the Demised Premises for which such service was requested and which charge is subject to increase as Landlord's costs to provide such after hours service increases. Landlord represents that the floors of the Demised Premises are located in a one zone comprised of the sixteenth (16th) through the twenty-first (21st) floors of the Building. In the event the after hours service is shared by other tenants, the cost thereof shall be prorated among all such tenants. Notwithstanding anything in the foregoing to the contrary, after hours air-conditioning service may only be requested from May 15 through October 15 or at such other times as Landlord is operating such air-conditioning service.

         17.02 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for the systems, rearrangement of partitionings or opening of windows in the Demised Premises while the systems are in operation which interferes with normal operation of the heat, ventilation and air-conditioning in the Demised Premises, may require changes in the systems. Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 13.

         17.03 Landlord agrees that Tenant may install at Tenant's own cost and expense, an additional air-conditioning system (which, together with any supplemental air-conditioning system either presently in the Demised Premises or being installed by Landlord as part of Landlord's Work, is hereinafter referred to as the "SUPPLEMENTAL AIR-CONDITIONING SYSTEM") to enable Tenant to receive, together with any supplemental air-conditioning system either presently in the Demised Premises or being installed by Landlord as part of Landlord's Work, at any one time, not more than an additional one hundred (100) tons of air-conditioning for the Demised Premises plus, but only if and to the extent available at the completion of Landlord's leasing program for the Building, up to an additional twenty-five (25) tons of air-conditioning for the Demised Premises. The costs of installation (including, without limitation, connection to any condenser water source), maintenance and operation of the Supplemental Air- Conditioning System shall be borne by Tenant. The connection to the Building condenser water source shall be performed by Landlord's Building contractors and Tenant shall pay to Landlord a one time tap-in charge in the amount of $2,000.00 per each point of tap-in for such Supplemental Air-Conditioning System. The connection charge shall be payable by Tenant as additional rent within fifteen (15) days of Landlord's demand and does not include the costs for any labor, materials or services provided to Tenant based on the actual out of pocket costs and expenses incurred by Landlord in connecting the Supplemental Air-Conditioning System to the Building condenser water source. Additionally, Landlord shall make available to Tenant, at no cost to Tenant, access to, and the right to use and connect the Supplemental Air-Conditioning System to an approximately 3' by 3' air shaft as designated by Landlord.

         17.04 Landlord shall operate the Building's condenser water system on a 24 hours per day, 7 days per week basis and shall furnish condenser water to the Demised Premises in sufficient capacity to operate the Supplemental Air Conditioning System. Tenant covenants and agrees to pay Landlord for its use of condenser water at the rate of $0.14 (hereinafter referred to as the "BASE RATE") per hour per rated ton of cooling capacity of the Supplemental Air-Conditioning System as measured by a clock or similar measuring devices, which will monitor compressor run time, to be installed by Tenant with the Supplemental Air-Conditioning System. The Base Rate shall be subject to proportionate adjustment for increases in the actual out-of-pocket cost to Landlord in connection with the creating and furnishing of condenser water over the costs which exist as of the date hereof. All payments due under this Section shall be payable by Tenant within fifteen (15) business days after demand from Landlord therefor. Tenant may, at its sole cost and expense connect to Landlord's Building waste lines and the manner of such connection shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. All facilities, machinery and equipment related to the Supplemental Air-Conditioning System shall be connected by Tenant and operated and maintained by Tenant solely at Tenant's cost and expense. All such facilities shall be installed by Tenant solely within the Demised Premises. Tenant's blowers, chilling equipment, fans and other facilities, equipment and machinery used in connection with the Supplemental Air-Conditioning System shall operate on electricity purchased by Tenant in accordance with the provisions of
Article 16 of this lease. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Supplemental Air-Conditioning System shall (a) be subject to Landlord's prior written approval which approval shall not be unreasonably withheld, conditioned or delayed, (b) comply with Landlord's reasonable requirements as to installation, maintenance and operation, and (c) comply with all other terms, covenants and conditions of this lease applicable thereto.

                                   ARTICLE 18
                            LANDLORD'S OTHER SERVICES

         18.01

                  (a) Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floors on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times. The floors comprising the Demised Premises shall, at all times, be part of the same elevator bank.

                  (b) Landlord will make available to Tenant the use of the freight elevators in the Building on an after hours basis upon not less than 24 hours notice from Tenant to Landlord in each instance provided, however, that Tenant shall pay to Landlord the Landlord's then Building rate with respect to such use which presently is $85.00 per hour with a one (1) hour minimum on business days if the use of such freight elevator is scheduled to commence at 5:30 p.m. and a four (4) hour minimum on days other than business days or on a business day, if the use of such freight elevator is scheduled to commence after 5:30 p.m. Use of such after hours freight elevator facilities may not be exclusive and Tenant may be required to share such after hours use with other tenants who have requested such after hours use at the same, time on a non-discriminatory basis, but in such event the other tenants using the same shall share the costs and expenses in connection with such after hours use. The present Building rate is subject to increase as Landlord's costs to provide same increases.

         18.02 Landlord, at its expense, shall cause the Demised Premises to be cleaned in accordance with the cleaning specifications annexed hereto as EXHIBIT
F. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) materials or finishes installed by Tenant or at its request which require greater or more difficult cleaning work than typical office installations, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have after hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord obligations hereunder.

         18.03 Landlord, at its expense, shall furnish hot and cold water to the floor(s) on which the Demised Premises are located through the existing wet-columns, for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters in excess of the amounts typically used for drinking, lavatory and cleaning purposes by office tenants leasing comparably sized space in the Building, at Landlord's cost thereof, within fifteen (15) days after the rendition of Landlord's bills therefor.

         18.04 Landlord, at its expense, and on Tenant's request, shall maintain the listings on the Building directory of the names of Tenant and any permitted subtenant, and the names of any of their respective officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the number of lines on the Building directory. In the event Tenant shall require additional or substitute listings on the Building directory, Landlord shall, to the extent space for such additional listing is available, maintain such listings and Tenant shall pay to Landlord an amount equal to Landlord's out-of-pocket costs for such additional or substitute listings.

         18.05

                  (a) Except as otherwise expressly set forth herein, Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall endeavor to minimize inconvenience to Tenant in connection with such stoppages.

                  (b) Notwithstanding anything to the contrary contained in this lease, if, as a result of (i) Landlord's failure to provide any service under this lease which is required to be provided by Landlord, or (ii) Landlord's failure to make or complete repairs to the Demised Premises and/or the Building which it is required to make and complete pursuant to the provisions of this lease or, (iii) in connection with making any such repair, Landlord materially interferes with Tenant's use of the Demised Premises, in each case resulting from causes other than the act, omission or negligence of Tenant, or its agents, employees, contractors or invitees, or, with respect to items (i) and (ii) above, of any public utility company serving the Building, Tenant is unable to use all or any portion of the Demised Premises in the normal course of its business and does not use all or such portion of the Demised Premises for a period in excess of fifteen (15) consecutive business days by reason of such failure, then, to the extent Tenant is not reimbursed by the proceeds of any business interruption insurance carried by Tenant, Tenant shall be entitled to an abatement of fixed rent from and after the sixteenth (16th) business day through the day when such service is restored or repairs are completed based upon the ratio that the rentable square foot area of the Demised Premises not used by Tenant bears to the rentable square foot area of the Demised Premises. The foregoing provisions shall not apply in the event the Demised Premises are damaged in whole or part as a result of fire or other casualty, which is dealt with in other provisions of this lease.

                                   ARTICLE 19
                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

         19.01 All portions of the Building except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

         19.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises provided that such pipes, ducts and conduits are concealed and are installed in a manner which does not materially detract from the appearance of the Demised Premises or interfere with Tenant's use and occupancy of the Demised Premises and which does not reduce the usable area of the Demised Premises. If necessary, Landlord shall repair and restore the Demised Premises in connection with any such installation.

         19.03 Landlord or Landlord's agent shall have the right, upon reasonable prior request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, except for areas designated by Tenant as private or where money or other valuables are kept (hereinafter referred to as "SECURITY AREAS") unless accompanied by a representative of Tenant, which representative Tenant agrees shall be made available by Tenant, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be reasonably required for such repairs, changes, repainting or maintenance to the Demised Premises only, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure. In such circumstances of emergency, a policeman or fireman shall accompany Landlord's entry into any security area whenever possible and Landlord will give Tenant prompt notice after such entry.

         19.04 During the period of twelve (12) months prior to the Expiration Date, Landlord may, upon reasonable prior notice to Tenant, exhibit the Demised Premises (other than security areas unless accompanied by a representative of Tenant which representative Tenant agrees shall be made available by Tenant), to prospective tenants during the times allowed in Section 19.03.

         19.05 Landlord reserves the right, upon reasonable prior notice without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem reasonably necessary or desirable provided that Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises, and provided that such change does not unreasonably interfere with Tenant's access to and from the Demised Premises or unreasonably diminish elevator or other services presently available to Tenant or reduce the size of the Demised Premises.

         19.06 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

         19.07 For the purposes of Article 19, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

         19.08 Any reservation in this lease of a right by Landlord to enter upon the

Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this lease shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this lease.

         19.09 Landlord agrees that the Demised Premises will be accessible 24 hours a day 7 days per week, subject to Landlord's reasonable security procedures, and that a lobby attendant will be on duty 24 hours a day 7 days per week.

         19.10 Tenant, at Tenant's sole cost and expense, shall directly arrange and contract with an internet service provider (hereinafter referred to as an "ISP") to provide internet service to the Demised Premises and with a telecommunications service provider (hereinafter referred to as a "TELECOMMUNICATIONS PROVIDER") to provide telecommunications service to the Demised Premises. Tenant's ISP and Telecommunications Provider shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed, except that if the proposed ISP is the then ISP designated by Landlord for the Building or if the proposed Telecommunications Provider is the then Telecommunications Provider designated by Landlord for the Building, such approval shall be deemed given. All wiring and related work required to be performed within the Demised Premises to allow Tenant to access such internet service and telecommunications service, and all fees and charges charged by the ISP and the Telecommunications Provider, shall be paid directly to Tenant's ISP and Telecommunications Provider by Tenant. Landlord shall in no event have any responsibility with respect to such services and providers.

                                   ARTICLE 20
                               NOTICE OF ACCIDENTS

         20.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 21
                        NON-LIABILITY AND INDEMNIFICATION

         21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents or employees occurring within the scope of their respective employments.

                  21.02

                  (a) Subject to the provisions of Section 11.03, Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein, or (B) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (C) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and
(ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

                  (b) Subject to the provisions of Section 11.03, Landlord shall indemnify and save harmless Tenant and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Building (other than the Demised Premises) or of any business therein including, without limitation, Landlord's obligations pursuant to Section 10.01(a), or (B) any work or thing whatsoever done, or any condition created (other than by Tenant) in or about the Building (other than the Demised Premises) during the term of this lease, or (y) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its tenants or licensees or its or their employees, agents or contractors, and (ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding.

                  21.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control.

                                   ARTICLE 22
                              DESTRUCTION OR DAMAGE

                  22.01 If the Building or the Demised Premises shall be damaged or destroyed by


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fire or other cause, Landlord, within ninety (90) days after such damage or destruction, shall deliver to Tenant an estimate of the time (hereinafter referred to as the "ESTIMATED TIME") required to repair or restore the damage or destruction, prepared by an independent contractor or architect (such estimate being hereinafter referred to as the "ESTIMATE"). If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable or inaccessible by elevator and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored in accordance with the provisions of Section 22.03. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises for the conduct of its business (other than for computer set-up) during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

                  22.02 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this Article Tenant may terminate this lease, (a) by notice to Landlord sent within thirty
(30) days after receipt of the Estimate if the Estimated Time exceeds twelve
(12) months or, (b) if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, by notice to Landlord sent within thirty
(30) days after such twelve (12) month period (as same may be extended pursuant to the provisions of Section 22.02(b)) or (c) by notice to Landlord sent within thirty (30) days of receipt of the Estimate if such damage or destruction occurs during the last two (2) years of the term hereof and the Estimated Time exceeds four (4) months, or (d) if such damage or destruction occurs during the last two
(2) years of the term hereof if Landlord shall not have completed making the required repairs and restoration and rebuilt the Building and Demised Premises within four (4) months from the date of such damage or destruction, by notice to Landlord sent within thirty (30) days after such four (4) month period.

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                  22.03 If the Building or the Demised Premises shall be
partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property, Tenant's Changes or Tenant's Work.

                  22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

                  22.05 Tenant will cooperate with Landlord or the lessor of any superior lease or the holder of any superior mortgage in connection with the collection of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause.

                  22.06 Landlord will not carry insurance of any kind on Tenant's Property, Tenant's Changes or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

                  22.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                  22.08 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 23
                                 EMINENT DOMAIN

                  23.01 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "DATE OF THE TAKING"), and the rents shall be prorated and adjusted as of such date.

                  23.02 Except as hereafter expressly set forth, if only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event access to and from the Demised Premises is materially impeded or in the event of a partial taking of the Demised Premises if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than sixty (60) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

                  23.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of Landlord, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

                  23.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by

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
Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

                  23.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore
(a) the remaining parts of the Building to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and (b) the Demised Premises to substantially the condition existing prior to the taking.

                  23.06 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

                  23.07 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 24
                               SURRENDER; HOLDOVER

                  24.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and damage by fire or other casualty and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

                  24.02

                        (a) In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to

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
Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of the first month of the holdover period as fixed rent, an amount equal to the higher of (i) two (2) times (except one and one-half (1-1/2) times during the first thirty (30) days of the holdover period) one-twelfth the fixed rent payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period) and (ii) the product of two (2) times (except one and one-half (1-1/2) times during the first thirty (30) days of the holdover period) an amount equal to the then monthly fair market rental value for the Demised Premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such fair market rental value. Tenant may dispute such fair market rental value for the Demised Premises as estimated by Landlord by giving notice to Landlord within but in no event after ten (10) days after the giving of Landlord's notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence). Enclosed with such notice, Tenant shall be required to furnish to Landlord a certified opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan for a period of not less than ten (10) years setting forth said broker's good faith opinion of the fair market rental value of the Demised Premises. If Tenant and Landlord are unable to resolve any such dispute as to the fair market rental value for the Demised Premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by the Real Estate Board of New York, Inc., to Tenant and Landlord (at the request of either Landlord or Tenant). If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing, then the first arbitrator so listed by the Real Estate Board of New York, Inc. shall be conclusively presumed to have been selected by both Landlord and Tenant. The average of the determination of the independent arbitrator and the determination of the broker coming closest to the independent arbitrator shall be conclusive and binding upon the parties as to the fair market rental value of the Demised Premises. Pending the determination of the fair market rental value of the Demised Premises upon the expiration of the term of this lease, Tenant shall pay to Landlord as fixed rent an amount computed in accordance with clauses (i) or
(ii) of this subsection 24.02(a) (as Landlord shall then elect), and upon determination of the fair market rental value of the Demised Premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, in the event such holdover exceeds sixty (60) days, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

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
                        (b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of
Section 232-c of the Real Property Law of the State of New York.

                        (c) All damages to Landlord by reason of holding over by Tenant may be of the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

                                   ARTICLE 25
                            CONDITIONS OF LIMITATION

                  25.01 To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues unstayed for one hundred twenty (120) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                  25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

                        (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default; or

                        (b) whenever Tenant shall do or permit anything to be

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
done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 10.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

                        (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9; or

                        (d) whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty) and the Demised Premises shall remain so abandoned after notice thereof to Tenant and Tenant shall fail to provide reasonable security measures to prevent unauthorized entry into the Demised Premises, or

                        (e) when Tenant shall be in default in the observance or performance of its obligations under any other lease in the Building which default continues after notice and beyond applicable grace periods, then in any of said cases set forth in the foregoing Subsections (a), (b), (c)
(d) and (e), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                   ARTICLE 26
                              RE-ENTRY BY LANDLORD

                  26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable

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
action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

                  26.02 In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this lease, Tenant or Landlord, as the case may be, shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                  26.03 If this lease shall terminate under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                   ARTICLE 27
                                     DAMAGES

                  27.01 If this lease is terminated under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant which continues after notice and the expiration of any applicable cure period, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                        (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess, if any, discounted at the rate of six (6%) percent per annum, of:

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

                        (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                        (ii) the aggregate rental value of the Demised Premises for the same period; or

                  (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

                  27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any


                                       72
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provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant, but subject to Section 27.01, neither party shall be entitled to consequential damages under this lease. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01, but subject to Section 27.01, neither party shall be entitled to consequential damages under this lease.

                                   ARTICLE 28
                                     WAIVER

                  28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

                  28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

                  28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. In the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant covenants and agrees that it will not interpose any counterclaim of any nature or description in any such proceeding except a mandatory counterclaim or defense that would be lost if not so interposed.

                  28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in

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connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

                  28.05 If, at any time during the term of this lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

                  (a) throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

                  (b) if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

                        (i) to the extent that the same is not prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

                        (ii) thereafter, Tenant shall pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

                                   ARTICLE 29
                        NO OTHER WAIVERS OR MODIFICATIONS

                  29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

                  29.02 The following specific provisions of this Section shall not be deemed to

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limit the generality of any of the foregoing provisions of this Article:

                        (a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting except arising out of the negligence or willful act of Landlord or its agent.

                        (b) the receipt by Landlord or payment by Tenant of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

                        (c) no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE 30
                    CURING TENANT'S DEFAULTS, ADDITIONAL RENT

                  30.01

                        (a) if Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

                        (b) if Tenant is late in making any payment due to Landlord from Tenant under this lease for seven (7) or more days, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate of four (4%) percent per annum over the Base Rate as defined in Section 5.07, but in no event in excess of the maximum legal rate of interest chargeable in the State of New York.

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
                  30.02 Bills for any reasonable expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, providing Landlord is the prevailing party or a settlement is made in favor of Landlord, including any such reasonable cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills. In the event Tenant institutes any action against Landlord to enforce any rights against Landlord under this lease or pursuant to law (after Landlord defaults in the observance or performance of its obligations under this lease and such default continues after any required notice and the expiration of any applicable cure period) and providing Tenant is the prevailing party or a settlement is made in favor of Tenant, Tenant shall be entitled to recover reasonable counsel fees, costs, expenses and disbursements incurred by Tenant in connection with such action.

                                   ARTICLE 31
                                     BROKER

                  31.01 Landlord and Tenant covenant, warrant and represent that they have not dealt with any broker or finder except Cushman & Wakefield, Inc., the rental agent for the Building (hereinafter referred to as the "BROKER"), concerning the renting of the Demised Premises to Tenant. Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of any assertion by any broker or finder (except the Broker) that such broker or finder dealt with such indemnifying party with respect to the renting of the Demised Premises to Tenant. Landlord agrees to pay any fee or commission owing to the Broker pursuant to separate agreement made by Landlord and Broker.

                                   ARTICLE 32
                                     NOTICES

                  32.01 Except for rent bills and emergency repair notices (which may be hand-delivered or sent via facsimile machine and shall be deemed given upon receipt) any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (and in the case of Tenant, to the attention of Steven Kamen, General Counsel) (except that

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
after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), or sent via nationally recognized overnight courier providing for receipted delivery and shall be deemed to have been given, rendered or made (a) if so mailed, on the third (3rd) business day after the day so mailed and (b) if sent via nationally recognized overnight courier, on the date of receipt or refusal. A copy of any notice of default to Tenant should be sent in the same manner to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Scott I. Schneider, Esq. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

                                   ARTICLE 33
                              ESTOPPEL CERTIFICATE

                  33.01 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) business days' prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant's Statement shall contain such other information with respect to this lease as shall be reasonably required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

                                   ARTICLE 34
                                   ARBITRATION

                  34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

                  34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

                  34.03 If for any reason whatsoever a written decision and award of the arbitrator

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
shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

                  34.04 All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for its own legal and witness fees and expenses.

                                   ARTICLE 35
                     NO OTHER REPRESENTATIONS, CONSTRUCTION,
                             GOVERNING LAW, CONSENTS

                  35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "LEASE DOCUMENTS". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

                  35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

                  35.03 This lease shall be governed in all respects by the laws of the State of New York.

                  35.04 Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedies shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment or for a

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

determination as to whether Landlord reasonably withheld its consent pursuant to either (a) the Simplified Procedure For Court Determination of Disputes as set forth in the CPLR Section 3031 et seq. (or any successor thereto), or (b) arbitration under the Expedited Procedures provisions (presently Rules 56 through 60, as same may be amended from time to time) of the American Arbitration Association (or successor thereto) in the City of New York (and the fees and expenses of such arbitration shall be borne by the unsuccessful party), and, if Tenant elects either (a) or (b) above, the decision shall be final and conclusive on the parties.

                                   ARTICLE 36

                                  PARTIES BOUND

                  36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

                  36.02 Tenant shall look only to Landlord's estate and property in the Land and/or Building (or the proceeds thereof including, without limitation, any proceeds of a sale of the Land and/or Building or of insurance or condemnation, subject to the rights of any mortgagee) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 37

                      CERTAIN DEFINITIONS AND CONSTRUCTION

                  37.01 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in EXHIBIT E annexed hereto shall be utilized.




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                  37.02 The various terms which are bolded and/or defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                   ARTICLE 38

                      ADJACENT EXCAVATION AND CONSTRUCTION;

                                 SHORING; VAULTS

                  38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement or rent.

                  38.02 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

                                   ARTICLE 39

                                 RENEWAL OPTION

                  39.01

                                    (a) Provided that this lease shall be in
full force and effect without a default on the part of Tenant under this lease, on the date Tenant exercises the "Renewal Option" (as hereinafter defined) which default continues after notice and the expiration of any applicable cure period, Tenant shall have the option (hereinafter referred to as the "RENEWAL OPTION") to renew this lease for a renewal term (hereinafter referred to as the "RENEWAL TERM") of five (5) years, to commence on the day (hereinafter referred to as the "RENEWAL TERM COMMENCEMENT DATE") next succeeding the Expiration Date and to expire on the day (herein referred to as the "RENEWAL TERM EXPIRATION DATE") which shall be the fifth






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
(5th) anniversary of the Expiration Date.

                                    (b) Tenant shall exercise the Renewal Option
by sending written notice thereof (which notice is hereinafter referred to as the "RENEWAL NOTICE") to Landlord by registered or certified mail, return receipt requested, on or before the day which shall be twelve (12) months next preceding the Expiration Date. If Tenant shall send the Renewal Notice within the time and in the manner hereinbefore provided, this lease shall be deemed renewed for the Renewal Term upon the terms, covenants and conditions hereinafter contained. If Tenant shall fail to send the Renewal Notice within the time and in the manner hereinbefore provided, the Renewal Option shall cease and terminate, and Tenant shall have no further option to renew this lease.

                  39.02 The Renewal Term, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in this lease for the original term hereof, except that:

                                    (a) Any terms, covenants, or conditions
hereof that are expressly or by their nature inapplicable to the Renewal Term (including, without limitation, Articles 3 and 4 hereof) shall not apply during the Renewal Term; and

                                    (b) The annual fixed rent payable by Tenant
during the Renewal Term (hereinafter referred to as the "RENEWAL RENT"), subject to adjustment as otherwise in this lease provided, shall be an amount equal to ninety-five (95%) percent of the fair market rental value of the Demised Premises, to be determined as provided in Section 39.03 hereof and to be calculated as of the "DETERMINATION DATE" (as defined in Section 39.03) on the basis of a five (5) year letting of the Demised Premises taking into account all relevant facts, including that the Base Tax Year, Base Tax Rate, Base Operational Year and Base Operating Expenses will not be changed from those applicable to the initial term of this lease.

                  39.03 In the event that Tenant shall exercise the Renewal Option as provided in Section 39.01 hereof, the Renewal Rent shall be determined jointly by Landlord and Tenant, and such determination shall be confirmed in a writing (hereinafter referred to as the "RENTAL AGREEMENT") to be executed in recordable form by Landlord and Tenant not later than the day (hereinafter referred to as the "DETERMINATION DATE") which shall be ninety (90) days next preceding the Expiration Date. In the event that Landlord and Tenant shall have failed to join in executing the Rental Agreement on or before the Determination Date because of their failure to agree upon the Renewal Rent then the Renewal Rent shall be determined by arbitration as follows:

                                    (a) Landlord and Tenant shall each appoint
an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date. If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and thereafter shall have failed to do so by written notice given within a







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
period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the City and State of New York), upon request of either Landlord or Tenant, as the case may be;

                                    (b) The two (2) arbitrators appointed as
above provided shall attempt to reach an agreement as to the rental for the Renewal Term and in the event they are unable to do so within thirty (30) days after their joint appointment, then they shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within sixty (60) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so;

                                    (c) All of such arbitrators shall be real
estate appraisers having not less than ten (10) years experience in appraising the value of leasehold interests in real estate similar to the Building located within the City of New York and who are members of M.A.I. or S.R.E.A. and the third (3rd) arbitrator shall not be regularly employed by Landlord or Tenant;

                                    (d) the three arbitrators, selected as
aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the Renewal Rent within twenty (20) days after the appointment of the third (3rd) arbitrator. The decision of such arbitrators shall be in writing and such decision shall be the average of the two arbitrators' determinations coming closest to each other and, insofar as the same is in compliance with the provisions and conditions of this Section 39.03 and of Section 39.04 hereof shall, be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. The arbitrators, in arriving at their decision, shall be entitled to consider all testimony and documentary evidence that may be presented at any hearing, as well as facts and data which the arbitrators may discover by investigation and inquiry outside such hearings. If, for any reason whatsoever, a written decision of the arbitrators shall not be rendered within twenty (20) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper, to determine the question in dispute consistently with the provisions of this lease. The cost and expense of such arbitration, action, proceeding, or otherwise shall be borne equally by Landlord and Tenant.

                  39.04 Notwithstanding anything to the contrary contained in
Section 39.03





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
hereof, the Renewal Rent shall in no event be less than an amount (hereinafter referred to as the "RENEWAL MINIMUM RENT") equal to the fixed rent payable under this lease during the last year of the initial term of this lease.

                  39.05 In the event that Tenant shall exercise the Renewal Option and the Renewal Rent shall not be finally determined pursuant to the terms of Section 39.03 hereof on or before the Renewal Term Commencement Date then:

                                    (a) The annual fixed rent payable by Tenant
during the Renewal Term until the Renewal Rent shall be so finally determined shall, subject to adjustment as herein provided, be equal to the Renewal Minimum Rent, and

                                    (b) In the event that the Renewal Rent or as
finally determined pursuant to the terms of Section 39.03 hereof, shall be greater than the Renewal Minimum Rent (i) the annual fixed rent payable by Tenant for the balance of the Renewal Term shall be and become the Renewal Rent as finally determined, and (ii) Tenant shall, within fifteen (15) days after the determination of the Renewal Rent, pay to Landlord an amount equal to the difference between (x) the sum of the actual rental payments paid to Landlord during the Renewal Term before such final determination and (y) the sum of the rental payments that Tenant would have paid to Landlord if the Renewal Rent were finally determined prior to the Renewal Term Commencement Date.

                                   ARTICLE 40

                            REAL ESTATE TAX ABATEMENT

                  40.01 For purposes of this Lease, the following terms shall have the following meanings:

                                    (a) "ABATEMENT" shall mean any abatement in
"Taxes" (as defined in Article 5) to which the Land and/or the Building may be entitled pursuant to "Title 4" (as hereafter defined) by virtue of the execution and delivery of this lease and Tenant's occupancy of the Demised Premises.

                                    (b) "BENEFIT PERIOD" shall mean the period
commencing with the "Rent Commencement Date" (as hereafter defined) and ending on the expiration date of any abatement of Taxes set forth in Title 4 (excluding any period following the Rent Commencement Date for which Tenant receives any fixed rent concession as to any portion of the Demised Premises).

                                    (c) "CERTIFICATE" shall mean the certificate
of abatement received by Tenant evidencing compliance with Title 4.

                                            (d) "FINANCE" shall mean the NYC
Department of Finance.

                                            (e) "MINIMUM EXPENDITURE" shall mean
the minimum expenditure permitted under Title 4. Landlord is providing Landlord's Work in accordance with the provisions of Article 4 hereof and Tenant acknowledges that, in order to be eligible for the Abatement, it shall expend such additional amounts within the "Minimum Expenditure Period" (as hereafter defined) on improvements (exclusive of "Tenant's Property" as defined in Article
14) to the Demised Premises and/or the common areas of the Building in order that the Minimum Expenditure shall be equaled or exceeded.

                                            (f) "MINIMUM EXPENDITURE PERIOD"
shall mean the period set forth in Title 4 in which the Minimum Expenditure must be made.

                                            (g) "RENT COMMENCEMENT DATE" shall
mean the date upon which Tenant is obligated to commence the payment of fixed rent pursuant to this lease.

                                            (h) "REQUISITE NUMBER OF EMPLOYEES"
shall mean the minimum number of employees a tenant must employ in order for an Abatement to be granted pursuant to Title 4 (as hereafter defined)

                                            (i) "TITLE 4" shall mean Title 4 of
Article 4 of the Real Property Tax Law.

                  40.02 Landlord and Tenant acknowledge that, pursuant to Title 4, the Building may be entitled to an Abatement for a portion of the Taxes (as defined in Article 5 of this lease). Promptly after the execution and delivery of this lease (but in no event after any deadline provided for in Title 4), Tenant may file an application with Finance in the form required by Finance for a Certificate, which application shall contain all the information required pursuant to Title 4 including, without limitation, the affidavit and abstract required thereunder and, at Tenant's request, Landlord will join in such application to the extent required by Title 4.

                  40.03 Landlord and Tenant agree that upon Tenant's request, not later than sixty (60) days following the Rent Commencement Date, Landlord and Tenant shall jointly submit evidence acceptable to Finance in the form required by Finance that the Requisite Number of Employees and the Minimum Expenditure requirements of Title 4 have been met together with such additional information as Finance shall require.

                  40.04 If the Abatement is granted, then during the Benefit Period, Tenant agrees that it shall file with Finance on or before July 1st of each year, an annual certificate in form and content as required by Finance confirming that the eligibility requirements for the Abatement continue to be met and containing such additional information as Finance shall require and, at

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
Tenant's request, Landlord shall join in such filing to the extent required by Title 4. Additionally, during the Benefit Period, Tenant and Landlord, at Tenant's request, shall comply with any other filing and reporting requirements of Finance pursuant to Title 4.

                  40.05 In the event that (i) a Certificate is issued by Finance and (ii) the Abatement is granted, and (iii) the Taxes are reduced by the amount of the Abatement granted, then, from and after the date the Taxes are reduced pursuant to the Abatement (hereinafter referred to as the "EFFECTIVE DATE"), the annual fixed rent payable by Tenant pursuant to Section 1.04 of this lease shall be reduced during the Benefit Period by the amount (hereinafter referred to as the "RENT REDUCTION") equal to the annual amount of the Abatement for so long as the Abatement remains in force and effect.

                  40.06 Tenant acknowledge that the Abatement may be terminated at any time if, during the Benefit Period, the Taxes, water and/or sewer charges or other lienable charges assessed on the Land and/or Building (hereinafter referred to as the "CHARGES") by Finance are unpaid for one (1) year, unless such delinquent amounts are paid as provided in Title 4. Tenant also acknowledges that the Abatement may be revoked or reduced if Tenant vacates all or any portion of the Demised Premises or subleases all or any part thereof or converts or uses all or any portion of the Demised Premises for a use which renders same ineligible for the Abatement under Title 4 or fails to comply with the eligibility requirements for the Abatement under Title 4.

                  40.07 If the Abatement is granted and thereafter terminated or reduced at any time during the Benefit Period by Finance by reason of Landlord's failure to pay the Charges as required or as a result of Landlord's acts or failure to act (where Landlord has a duty to act pursuant to this lease or any law and/or requirement of public authority), the annual fixed rent shall continue to be reduced by the Rent Reduction during the remainder of the Benefit Period.

                  40.08 If the Abatement is granted and thereafter terminated or reduced at any time during the Benefit Period by Finance by reason of (a) Tenant's vacatur of all or any portion of the Demised Premises or (b) by any subletting by Tenant of the Demised Premises or any portion thereof or by using or converting all or any portion of the Demised Premises for a use which renders same ineligible for the Abatement under Title 4 or as a result of Tenant's acts or failure to act (where it is a duty to act pursuant to this lease or any law and/or requirement of public authority), or (c) for any reason other than as set forth in Section 40.07, the Rent Reduction shall be terminated or reduced, as the case may be, effective from and after the date (hereinafter referred to as the "REVOCATION DATE") that the Abatement is terminated or reduced by Finance and Tenant shall pay to Landlord, as additional rent, retroactive to the Revocation Date, the amount of any Taxes (plus any interest thereon) which Landlord is required to pay to Finance by reason of such termination or reduction of the Abatement and such obligations shall survive the expiration or sooner termination of this lease.

                  40.09 Any fees or expenses charged by Finance in applying for, administering or maintaining the Abatement shall be paid by Tenant.

                  40.10 In the event the Abatement is granted retroactively, the Rent Reduction shall be deemed effective from the Effective Date and the fixed rent shall thereafter be appropriately adjusted to reflect any Rent Reduction to which Tenant shall be entitled.

                  40.11 Except as set forth in Section 40.07, in no event shall Tenant be entitled to any Rent Reduction unless and until an Abatement is granted and is effective and in no event shall the Rent Reduction exceed the amount of the Abatement to which the Land and/or Building is granted and is effective.

                                   ARTICLE 41
                             ADDITIONAL SPACE OPTION

                  41.01 Subject to the provisions of this Article 41, and provided that, at the time of delivery of the "Exercise Notice" (as hereafter defined) and on the "Option Space Commencement Date" (as hereafter defined), this lease shall be in full force and effect and without a default on the part of Tenant under this lease in the observance or performance of any of the terms, covenants and conditions on Tenant's part to be observed or performed, which continues after notice and the expiration of any applicable cure period, Tenant shall have the option (hereinafter referred to as "TENANT'S ADDITIONAL SPACE OPTION") to lease from Landlord the balance of the eighteenth (18th) floor of the Building (hereinafter referred to as the "OPTION SPACE") as set forth on the floor plan annexed hereto as Exhibit I which, together with the 18th Premises, shall be deemed to contain 35,584 rentable square feet, upon the terms and conditions hereafter set forth.

                  41.02 Tenant's Additional Space Option shall be exercised, if at all, by Tenant giving notice (hereinafter referred to as the "EXERCISE NOTICE") of such exercise to Landlord on or before September 1, 2005, time being of the essence (such date being hereinafter referred to as the "EXERCISE NOTICE DATE").

                  41.03 If Tenant shall send the Exercise Notice to Landlord within the time and in the manner set forth in Section 41.02 hereof, the parties hereto shall, within thirty (30) business days thereafter, enter into, at Tenant's option as set forth in the Exercise Notice, either a new lease or an amendment of this lease (hereinafter referred to as a "NEW LEASE") for the Option Space, which New Lease shall contain all of the same terms, covenants and conditions contained in this lease, except that:

                                            (a) The term of the New Lease
(hereinafter referred to as the "OPTION SPACE TERM") shall (i) commence on a date determined by Landlord which shall be no earlier than September 1, 2006 and no later than March 1, 2007 (such date hereinafter referred to as the "OPTION SPACE COMMENCEMENT DATE") and (ii) expire upon the Expiration Date. Landlord shall send notice to Tenant setting forth the Option Space Commencement Date within thirty (30) days after receipt of the Exercise Notice;

                                            (b) The Option Space shall be leased
to Tenant "as is" in the state and condition in which the same shall be on the Option Space Commencement Date and Landlord shall have no liability to Tenant by reason of such state and condition. Landlord makes no representations as to the condition of the Option Space or as to any other thing or fact related thereto and Landlord shall have no obligation to decorate, repair, alter, improve or otherwise prepare the Option Space for Tenant's occupancy or to make any payments in connection with any such decoration, repair, alteration or improvement.

                                            (c) The annual fixed rent to be
payable by Tenant pursuant to the New Lease (herein referred to as the "OPTION SPACE FIXED RENT") shall, subject to adjustment as therein provided, be an amount equal to ninety-five (95%) percent of the fair market rental value of the Option Space, to be determined as provided in Section 41.04 hereof and to be calculated as of the Option Space Commencement Date on the basis of a new letting of the Option Space for the Option Space Term taking into account the provisions of Sections 41.03(b) and 41.03(e)-(h) below;

                                            (d) Sections 1.08, 1.09, 1.10, 1.11,
4.01, 4.02, 4.04 and 4.05, this Article 41, and Exhibit B of this lease shall be omitted from the New Lease;

                                            (e) The "BASE TAX YEAR" as set forth
in Section 5.01(b) of this lease shall mean the Taxes for the Tax Year in which physical possession of the Option Space is delivered to Tenant;

                                            (f) "TENANT'S PROPORTIONATE SHARE"
as set forth in Section 5.01(e) of this lease shall be a fraction, expressed as a percentage, the numerator of which is the Multiplication Factor of the Option Space and the denominator of which is the Building Area;

                                            (g) The "MULTIPLICATION FACTOR" of
the Option Space shall be deemed to be 12,265 rentable square feet;

                                            (h) The "BASE OPERATIONAL YEAR" as
set forth in Section 5.07(c) of this lease shall mean the calendar year in which physical possession of the Option Space is delivered to Tenant;

                  41.04 In the event that Tenant shall duly exercise Tenant's Additional Space Option as provided in this Article 41, the Option Space Fixed Rent shall be determined jointly by Landlord and Tenant, and such determination shall be confirmed in a writing (hereinafter referred

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
to as the "RENTAL AGREEMENT") to be executed in recordable form by Landlord and Tenant not later than the day (hereinafter referred to as the "DETERMINATION DATE") which shall be thirty (30) days next succeeding the date Landlord receives the Exercise Notice, provided however, so long as Landlord and Tenant are continuing to negotiate the Rental Agreement in good faith, such thirty (30) day period shall be extended by up to an additional thirty (30) days. In the event that Landlord and Tenant shall have failed to join in executing the Rental Agreement on or before the Determination Date because of their failure to agree upon the Option Space Fixed Rent then the Option Space Fixed Rent shall be determined by arbitration in accordance with the provisions of Sections 39.03,
39.04 and 39.05 of this lease, except that, with respect to the determination of the Option Space Fixed Rent, all references in Sections 39.03, 39.04 and 39.05 to "Renewal Option", "Renewal Rent", "Demised Premises", "Renewal Term", "Renewal Term Commencement Date", "Renewal Minimum Rent" and "Section 39.01", respectively, shall be deemed to refer to "Tenant's Additional Space Option", "Option Space Fixed Rent", "Option Space", "Option Space Term", "Option Space Commencement Date", "Option Space Minimum Rent" and "Section 41.01", respectively, and notwithstanding anything in this lease to the contrary, the Option Space Minimum Rent shall be equal to the product of (a) the Multiplication Factor with respect to the Option Space and (b) the fixed rent plus additional rent payable on account of the Tax Payment and Operating Expense Payment, on a per rentable square foot basis, then payable by Tenant for the Demised Premises pursuant to Section 1.04 and Article 5 of this lease.

                  41.05 The Additional Space Option shall apply to Tenant and any permitted assignee of the interest of Tenant in and to this lease. If (i) Tenant fails to give the Exercise Notice to Landlord on or before the Exercise Notice Date, or (ii) Tenant fails to duly execute and deliver to Landlord the New Lease within thirty (30) business days after Landlord delivers counterparts thereof to Tenant in form and content as set forth in this Article 41, or (iii) if at the time of the giving of the Exercise Notice, or on the Option Space Commencement Date, this lease shall not be in full force and effect, without any monetary or material non-monetary default by Tenant in the observance or performance of any of the terms, covenants and conditions required to be observed or performed by Tenant under this lease, which default is continuing after any applicable notice and the expiration of any period allowed to Tenant to cure same, in any of such events, Tenant's Additional Space Option shall be deemed revoked, null and void, and of no further force or effect.

                  41.06 If Landlord is unable to give vacant possession of the Option Space on the Option Space Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupant or for any other reason, Landlord shall have no liability to Tenant therefor and the validity of this lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the Option Space Commencement Date shall not be deemed to have occurred and the fixed and additional rent payable for the Option Space shall be abated (provided Tenant is not responsible for the inability

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
to obtain possession) until Landlord shall have delivered vacant possession of the Option Space to Tenant. Landlord agrees to use reasonable efforts to remove any such hold-over and to otherwise obtain possession of the Option Space, including, without limitation, the institution and diligent prosecution of hold-over proceedings. The provisions of this Section 41.06 are intended to constitute "an express provision to the contrary" within the meaning of Section 223-A of the New York Real Property Law. In the event Landlord is unable to give possession of the Option Space to Tenant within three (3) months of the Option Space Commencement Date, Tenant, as its sole remedy for Landlord's inability to deliver such vacant possession within such three (3) month period, may revoke its exercise of Tenant's Additional Space Option by notice to Landlord sent within ten (10) business days after the expiration of such three (3) month period.

                  41.07 If Tenant does not or cannot timely exercise its option to lease the Option Space, Landlord shall have the right to lease such Option Space (alone or in conjunction with other space) to any other prospective tenant or tenants for any length of term and upon any conditions that Landlord shall then agree.

                  41.08 If, by reason of the early termination of any lease therefor, possession of the Option Space will become available prior to the Option Space Commencement Date or prior to any date to which the Option Space Commencement Date may have been postponed by Landlord pursuant to the provisions of Section 41.06 hereof, and Tenant has not yet exercised Tenant's Additional Space Option therefor, Landlord shall give notice of such availability to Tenant in which event Tenant shall have sixty (60) days from the giving of such notice to elect to exercise Tenant's Additional Space Option on the terms and conditions of this Article 41 and, if Tenant so elects, the Option Space Commencement Date as to such space shall be accelerated to the date of availability of such Option Space or the date of such election by Tenant, whichever is later, and the other provisions of this Article 41 shall be fully applicable as if such accelerated Option Space Commencement Date were the original Option Space Commencement Date. If Landlord gives such notice and Tenant does not or cannot exercise Tenant's Additional Space Option to lease the Option Space within said sixty (60) day period (time being of the essence in respect thereof), Tenant's Additional Space Option with respect to the Option Space shall terminate and be of no further force or effect.

                  41.09 Without in any way limiting the provisions of Section 41.08, Landlord may at any time, at Landlord's discretion, and will, upon Tenant's request, contact the existing tenant of the Option Space and attempt to negotiate an early termination of such existing tenant's lease for the Option Space, but Landlord's inability to effect such early termination shall in no event give rise to any liability on Landlord's part nor in any way affect Tenant's obligations under this lease.

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
                                   ARTICLE 42
                                     ANTENNA

                  42.01 Tenant has advised Landlord that it may require communication services in connection with the operation of Tenant's business which would necessitate the construction, installation, operation, maintenance and use by Tenant of a satellite dish or antenna, together with related equipment, mountings, supports and conduit (herein collectively referred to as the "ANTENNA") on the roof of the Building. Subject to the existing rights of other tenants, subtenants or occupants of the Building or any licensees of any portions of the area on the roof of the Building and the terms of this Article 42, Landlord shall make available to Tenant, for Tenant's own use (and not for resale or sublicensing purposes) space on the roof of the Building for the Antenna at a location designated by Landlord in its sole discretion. Landlord shall reserve space on the roof of the Building for the Antenna for a period of six (6) months from the date hereof provided, however, that if Tenant has not notified Landlord within such six (6) month period of its election to install such Antenna, Landlord shall have no further obligation to reserve any portion of the roof for Tenant's use and the use of the roof for such purposes shall be allocated on a "first-come, first served" basis. Tenant's use of the roof of the Building shall be on a non-exclusive basis. In connection with Tenant's use of the roof of the Building and subject to the rights of other tenants, occupants and licensees in the Building, Landlord shall, upon reasonable prior notice to Landlord, make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of the Antenna. It is agreed, however, that only Tenant and authorized licensed engineers and contractors, federal, state or local governmental inspectors or persons under their direct supervision will be permitted to have access to the roof. Tenant further agrees to exercise firm control over the people requiring access to the roof in order to keep to a minimum the number of people having access to the roof and the frequency of their visits. Landlord shall provide, to the extent available, reasonable space in the conduits of the Building to allow Tenant, at Tenant's sole cost and expense, to run electrical and telecommunications wiring from the Antenna to the Demised Premises. The installation of the Antenna shall constitute a Tenant's Change and shall be performed at Tenant's sole cost and expense (including, without limitation, any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of this lease, including, without limitation, Article 13 hereof, and notwithstanding anything herein or in this lease to the contrary, Tenant's right to install the Antenna shall be subject to the prior approval by Landlord of plans and specifications for the Antenna, including, without limitation, the size, height, dimensions, color and manner in which same is attached to the roof, which approval shall not be unreasonably withheld, conditioned or delayed in accordance with the provisions of Article 13. All of the applicable provisions of this lease shall apply to the installation, use, operation and maintenance of the Antenna, including, without limitation, provisions relating to compliance with laws, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Article 42 shall not be assignable by Tenant separate and apart from this lease and may not be sublicensed by Tenant.

                  42.02 Landlord retains the right to use the portion of the roof on which the Antenna is located for any purpose whatsoever, but will not interfere with the use or functioning of the Antenna. Tenant shall install, maintain, operate, repair and use the Antenna so as not to cause any interference to other tenants, occupants, licensees or Landlord in the Building or interference with or disturbance to the reception or transmission of communication signals by or from any antenna, satellite dishes or similar equipment previously installed by Landlord or any other tenant, occupant or licensee in the Building or damage to or interference with the operation of the Building or any Building systems. Landlord shall make reasonable efforts to include a provision in other leases of space in the Building hereafter entered into similar to the preceding sentence. If, after any Antenna is installed by Tenant, it is discovered that the Antenna causes any such interference, damage or disturbance, then Tenant, at its sole cost and expense, shall relocate its Antenna to another area on the roof designated by Landlord in its sole discretion. If such interference or disturbance still occurs despite such relocation, or if no portion of the roof is available for such relocation, Tenant, at its sole cost and expense, shall remove its Antenna from the roof of the Building and the provisions of Section 42.06 with respect to repair of the roof shall apply. In the event Tenant fails to relocate or remove the Antenna or repair the roof as aforesaid, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs incurred by Landlord in connection therewith.

                  42.03 If Tenant is in default under any provision of in this
Article 42 which continues after notice and the expiration of any applicable cure period then, without limiting Landlord's rights and remedies, Landlord may otherwise have under this Lease, Tenant, upon written notice from Landlord, shall, at Tenant's sole cost and expense, immediately discontinue its use of the Antenna and remove the same from the roof of the Building and the provisions of
Section 42.06 with respect to repair of the roof shall apply.

                  42.04 In addition to the right of Landlord to cause Tenant to relocate the Antenna pursuant to Section 42.02 hereof, Landlord may, at its option, at any time during the term of this lease, after reasonable prior notice to Tenant (except in the event of an emergency when no notice shall be required) relocate the Antenna to another area of the roof designated by Landlord, provided that such relocation does not cause the transmission or receipt of communication signals to be materially interrupted or impaired other than temporarily in connection with such relocation and, except as set forth with respect to Landlord's right to cause Tenant to relocate the Antenna pursuant to
Section 42.02 hereof, such relocation shall be performed at Landlord's sole cost and expense.

                  42.05 (a) Landlord shall not have any obligations with respect to the Antenna or compliance with any laws or requirements of public authorities relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Antenna by any other tenant or occupant of the Building. Landlord makes no representation that the

Antenna will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

                                            (b) Tenant, at Tenant's sole cost
and expense, shall paint and maintain the Antenna in such color as Landlord shall determine and shall install such lightening rods or air traffic signals on or about the Antenna as Landlord may reasonably require.

                                            (c) Any electrical service required
for Tenant's use of the Antenna shall be paid for by Tenant pursuant to the provisions of Article 16 of this lease.

                                            (d) Tenant shall (i) be solely
responsible for any damage caused to Landlord or any other entity, person or property as a result of the installation, maintenance or use of the Antenna,
(ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any laws and/or requirements of public authorities relating to the installation, maintenance or use of the Antenna, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all federal, state or municipal governmental authorities or agencies, and (iv), at its sole cost and expense, (x) promptly perform all necessary repairs or replacements to, or maintenance of, the Antenna, and (y) promptly repair any and all damage to the roof of the Building and to any other part of the Building caused by or resulting from the installation, maintenance, repair, operation or removal of the Antenna or any portion thereof, except that at Landlord's option, Landlord may elect to perform such repairs, replacements or maintenance at Tenant's sole cost and expense.

                  42.06 Tenant acknowledges and agrees that the privileges granted Tenant under this Article 42 shall merely constitute a license and shall not, now or at any time after the installation of the Antenna, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. The license granted to Tenant in this Article 42 shall automatically terminate and expire upon the expiration or earlier termination of this lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination and tenant shall, at its sole cost and expense, within three (3) months after the expiration or sooner termination of this lease, remove the Antenna from the roof and repair any damage to the roof and the Building resulting from such removal so as to place same, as closely as possible, in the same condition as existed prior to the installation of the Antenna, normal wear and tear excepted and this obligation shall survive the expiration or sooner termination of this lease. The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the roof of the Building.

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
                                   ARTICLE 43
                                  STORAGE SPACE

                  43.01

                                            (a) During the term of this lease,
Tenant shall be entitled to use the space (hereinafter referred to as the "STORAGE SPACE") located in the basement of the Building as set forth on Exhibit I annexed hereto and made a part hereof. The agreed rentable square foot area of the Storage Space shall be deemed to be 2,400 rentable square feet.

                                            (b) Tenant's use of the Storage
Space shall be upon, and subject to, all of the terms, covenants and conditions contained in this lease, except that:

                                            (i) Section 2.01 shall be deemed
amended with respect to the Storage Space to allow Tenant's use thereof solely as storage space to be used in conjunction with the business conducted in the Demised Premises and for the storage of bicycles, on a daily basis.

                                            (ii) Tenant agrees to take
possession of the Storage Space in its "as is" condition, the parties hereto agreeing that Landlord shall not be obligated to perform, or to pay the cost and expense of performing, any work in the Storage Space to prepare the same for Tenant's occupancy.

                                            (iii) Subject to the provisions of
Section 16.04, Landlord, at its expense, shall provide electricity to the light fixtures, if any, presently existing in the Storage Space and Tenant shall not utilize any equipment which consumes electricity in the Storage Space.

                                            (iv) The following provisions of
this lease shall be inapplicable to the Storage Space and shall be deemed deleted from the lease with respect to the Storage Space:

                           (A) Articles 4, 5, 9 (except as set forth in
Subsection (vi) below), and 17;

                           (B) Sections 1.04, 16.01-16.03 and 16.07-16.08 and
18.02-18.05.

                                                     (v) For purposes of this
Article 43 and with respect to the Storage Space, all references in Section
18.01 of this lease to elevator service shall be deemed to refer to freight elevator service, it being acknowledged by Tenant that only freight elevator service is available to the floor on which the Storage Space is situated and only such freight elevator(s) may be used, in accordance with the applicable provisions of this lease, to bring the bicycles set forth above to and from the Storage Space.

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
                                                     (vi) Notwithstanding
anything in this lease to the contrary, the Storage Space may not be sublet, either in whole or in part, except in connection with a valid subletting of all or a portion of the Demised Premises in accordance with the terms of this lease, and shall not be assigned except in connection with a valid assignment of this lease in accordance with the terms of this lease, provided, however, that in either such case and notwithstanding anything to the contrary, the provisions of
Article 9 of this lease shall be applicable to such assignment or subletting.

                                            (c) In the event that, at any time
during the term of this lease, Landlord shall, in its sole discretion, desire to relocate the Storage Space or any portion thereof, Landlord shall send written notice thereof (hereinafter referred to as the "RELOCATION NOTICE") to Tenant by certified mail, return receipt requested, which Relocation Notice shall be sent to Tenant together with a floor plan of the space in the Building to which the Storage Space (or any portion thereof) is to be relocated (hereinafter referred to as the "NEW STORAGE SPACE") and which New Storage Space shall have a rentable area equal to the rentable area of Storage Space (or any portion thereof) being relocated. Promptly after Tenant's receipt of the Relocation Notice, Tenant shall quit and surrender the Storage Space (or such portion being relocated) to Landlord and move all of the contents of the Storage Space (or such portion being relocated) into the New Storage Space at Landlord's sole and reasonable cost and expense.

                           43.02 Tenant shall pay to Landlord, on account of the
Storage Space, as additional rent, on the first day of each month during the term of this lease the amount of $38,400.00 per annum ($3,200.00 per month) commencing on the 17th Floor Commencement Date (as defined in Section 1.03) through the day next preceding the fifth (5th) anniversary of the 17th Floor Rent Commencement Date, both dates inclusive, and the amount of $43,200.00 per annum ($3,600.00 per month) from the fifth (5th) anniversary of the 17th Floor Rent Commencement Date and continuing thereafter throughout the remainder of the initial term of this lease. In the event Tenant exercises the Renewal Option, the amount of such additional rent with respect to the Storage Space shall be determined in the same manner as the Renewal Rent but shall not be less than $43,200.00 per annum.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

                                            LANDLORD:
                                            195 PROPERTY COMPANY
                                            By:  195 PROPERTY CORPORATION,
                                                 a general partner

                                            By: /s/ Peter Kalikow

                                            TENANT:

                                            BOLT, INC.


                                            By: /s/ Daniel Pelson


                                            TENANT'S EMPLOYER IDENTIFICATION NO.

                                             13-3905544

STATE OF NEW YORK       )
                        )  SS.:
COUNTY OF NEW YORK      )

         On the 17th day of February, in the year 2000 before me, the undersigned, a Notary Public in and for said State, personally appeared
Peter Kalikow, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                   /s/ Stephen V. Campo
                                            ___________________________________
                                                      NOTARY PUBLIC

                                            Stephen V. Campo
                                            Notary Public, State of New York
                                            No. 02CA5078414
                                            Qualified in West County
                                            Commission Expires May 27, 2001


STATE OF NEW YORK       )
                        )  SS.:
COUNTY OF NEW YORK      )

         On the 17th day of February, in the year 2000 before me, the undersigned, a Notary Public in and for said State, personally appeared
Daniel Pelson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                  /s/ Scott I. Schneider
                                            ___________________________________
                                                      NOTARY PUBLIC

                                            Scott I. Schneider
                                            Notary Public, State of New York
                                            No. 015C4839146
                                            Qualified in Westchester County
                                            Certificate Filed in New York County
                                            Commission Expires June 30, 2001

                                    EXHIBIT A
                                   DESCRIPTION

         ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

         BEGINNING at the corner formed by the intersection of the southerly side of Fulton Street with the westerly side of Broadway; running thence

         Southerly along the westerly side of Broadway 78' 11-1/2" to an angle point, in said westerly side of Broadway; thence

         Southerly still along the westerly side of Broadway 75' 3" to the corner formed by the intersection of the westerly side of Broadway with the northerly side of Dey Street; thence

         Westerly along the northerly side of Dey Street 275' 6 3/4"; thence

         Northerly along a line which forms an angle on its westerly side with the northerly side of Dey Street of 91(degree) 21' 50", 77' 5--1/2"; thence

         Easterly along a line which forms an angle on its southerly side with the last described course of 91(degree) 21' 50", 75' 4-5/8"; thence

         Northerly along a line which forms an angle on its westerly side with the last described course of 91(degree) 00' 00", 77 5-1/4" to the southerly side of Fulton Street; thence

         Easterly along the southerly side of Fulton Street, 99' 8" to an angle point in said southerly side of Fulton Street; thence

         Easterly still along the southerly side of Fulton Street 100' 2--1/2" to the point or place of BEGINNING.

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                                    EXHIBIT B
                                   FLOOR PLANS

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                                    EXHIBIT C
                HEATING, VENTILATING AND AIR-CONDITIONING SYSTEM




         The existing HVAC System is designed to meet the following criteria:

                  Summer:Inside........... 78(degree)D.B., 50% RH
                  Outside................. 89(degree)D.B., 73% W.B.

                  Winter:Inside........... 68(degree)  D.B.
                  Outside................. 15(degree)  D.B.

         HVAC design based upon interior loads as follows:

         Lights and appliances        =  4 watts/sq. ft.
         Population        =        one person per 200 usable sq. ft.




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                                    EXHIBIT D
                              RULES AND REGULATIONS

                  1. The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

                  2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.

                  3. No tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are competitively priced. Such

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
services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord.

                  4. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Tenant at its expense. Landlord has approval rights on signage (not to be unreasonably withheld, delayed or conditioned) on exterior door when tenant is a partial floor tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by Landlord at its expense; any other listings shall be in the discretion of Landlord.

                  5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord.

                  6. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

                  7. No machines or mechanical equipment of any kind, other than typewriters and other ordinary portable business and office machines and equipment (such as computers, copiers, facsimile machines, shredders and refrigerators), may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord, which consent shall not be unreasonably withheld or delayed) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

                  8. No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking (as opposed to microwaving or re-heating) shall be done in the tenant's premises, except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

                  9. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

                  10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

                  11. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

                  12. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

                  13. All windows in each tenant's premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

                  14. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                                    EXHIBIT E
                                   DEFINITIONS

                  (a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

                  (b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

                  (c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

                  (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

                  (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

                  (f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

                  (g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

                  (h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

                  (i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

                  (j) Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

                  (k) The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

                  (l) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

                  (m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

                  (n) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

                  (o) All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

                  (p) The term "control" shall mean ownership of more than fifty (50%) percent of all the voting stock of a corporation or more than fifty (50%) percent of all the legal and equitable interest in any other entity.

                  (q) The term "Base Rate" shall mean the prime rate of The Chase Manhattan Bank (or Citibank, N.A. if The Chase Manhattan Bank shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of in question.

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                                    EXHIBIT F
                             CLEANING SPECIFICATIONS




         1.       GENERAL:

                  All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly, using approved dust-check type of mop.

                  All carpeting and rugs to be carpet swept nightly and vacuum cleaned weekly.

                  Hand dust and wipe clean all furniture, fixtures and window sills nightly; wash sills when necessary.

                  Empty and clean all waste receptacles nightly and remove waste paper and waste materials.

                  Empty and clean all ash trays and screen all sand urns nightly including all ash trays in all toilets.

                  Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

                  Wash clean all water fountains and coolers nightly.

                  Hand dust all door and other ventilating louvres within reach, as necessary.

                  Dust all telephones as necessary.

                  Sweep all private stairway structures nightly.

         2. LAVATORIES IN THE CORE:

                  Sweep and wash all lavatory floors nightly using proper disinfectants. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly.

                  Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories, nightly.

                  Wash all toilet seats, nightly.

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                  Empty paper towel receptacles and transport wastepaper to
designated area in basements, nightly (towels, soap and receptacles to be furnished by Tenant).

                  Fill toilet tissue holders nightly.

                  Empty sanitary disposal receptacles, nightly.

                  Thoroughly wash and polish all wall tile and stall surface as often as necessary.

         3.       HIGH DUSTING:

                  Dust all venetian blinds, frames, charts, graphs and similar wall hangings and vertical surfaces not reached in nightly cleaning, quarterly.

                  Cleaning of light fixtures shall be for account of Tenant.

         4.       GLASS:

                  Exterior windows to be cleaned inside and outside approximately once every 10 weeks, weather permitting.

         5.       CONDITIONS:

                  As herein used "nightly" means five nights a week, Monday through Friday, during regular cleaning hours (between 6:00 P.M. and 6:00 A.M.) and excludes legal and union holidays.

                  Tenant will pay for electricity, power and hot and cold water in the Demised Premises for cleaning during the regular cleaning hours which are after hours.

                                    EXHIBIT G
                            CERTIFICATE OF OCCUPANCY

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                                      109
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                                    EXHIBIT H
                            FORM OF LETTER OF CREDIT


                    TRANSFERABLE IRREVOCABLE LETTER OF CREDIT


BANK:             ________________________________


ADDRESS:          ________________________________


CREDIT #:         ________________________________


       APPLICANT                                        BENEFICIARY




AMOUNT:  $_________________________

DATE OF EXPIRATION: ____________  ____, ____

         We hereby issue in favor of Beneficiary this irrevocable Letter of Credit which is available by your draft, bearing our credit number, at sight.

         This Letter of Credit shall be deemed automatically extended without amendment for consecutive periods of one (l) year each from the present or any future expiration date hereof, unless thirty (30) days prior to any such expiration date we shall notify you in writing, by certified or registered mail, return receipt requested, that we elect not to consider this Letter of Credit extended for any such additional period. If such notice is received by you less than twenty (20) days prior to the then expiration date hereof, then such expiration date shall be deemed extended for a period of twenty (20) days from the date of your receipt of such notice. In addition to and not in limitation of your rights hereunder, within twenty (20) days of receipt by you of such notice, you may draw the full amount of the credit hereunder, against your sight draft.

         We hereby agree with you that sight drafts drawn under this Letter of Credit will be duly honored on due presentation to us, if presented on or before the expiration date as the same may be extended as herein provided. We further undertake that any draft(s) presented under this

Letter of Credit shall be paid notwithstanding any claim by any person that the sum demanded is not due or for any other reason the said draft is not to be honored.

         This Letter of Credit may be transferred and assigned by Beneficiary or any successor Beneficiary in its entirety on one or more occasions at no expense to the Beneficiary or any successor Beneficiary. Upon receipt by us of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, the transferee, instead of the transferor, shall, without necessity of further action, be entitled to all of the benefits of, and rights under, this Letter of Credit in the transferor's place, provided that, in such case, the sight draft presented hereunder shall be a sight draft of the transferee.

         This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amplified by reference to any document, instrument or agreement.

         This Letter of Credit is subject to the Uniform customs and Practice for Documentary Credits (1993 Revision), International chamber of Commerce Publication No. 500.

                                            Sincerely,

                                            ____________________________, Bank

                                            By:__________________________
                                                  Title




                                      111
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                                    EXHIBIT I
                                  OPTION SPACE

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                                      112

                                    EXHIBIT J
                                  STORAGE SPACE

                       (Follows immediately on next page)




                                      113